UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.   )

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IGI Laboratories, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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IGI LABORATORIES, INC.

105 Lincoln Avenue, PO Box 687

Buena, New Jersey 08310

            April 27, 2015

To Our Stockholders:

You are cordially invited to attend the 2015 annual meeting of stockholders of IGI Laboratories, Inc. to be held at 10:00 a.m. local time on May 20, 2015, at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., 666 Third Avenue, New York, NY 10017.

Details regarding the meeting, the business to be conducted at the meeting, and information about IGI Laboratories, Inc. that you should consider when you vote your shares are described in this proxy statement.

At the annual meeting, six persons will be elected to our Board of Directors. In addition, we will ask stockholders to approve a proposed amendment to the IGI Laboratories, Inc. Amended and Restated Certificate of Incorporation to increase the number of our authorized shares of common stock, to approve the issuance of our common stock upon conversion of our convertible senior notes due 2019, to ratify the selection of EisnerAmper LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2015 and to approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement. The Board of Directors recommends the approval of each of the proposals. Such other business will be transacted as may properly come before the annual meeting.

We hope you will be able to attend the annual meeting. Whether you plan to attend the annual meeting or not, it is important that you cast your vote either in person or by proxy. You may vote over the Internet as well as by telephone or by mail. When you have finished reading the proxy statement, you are urged to vote in accordance with the instructions set forth in this proxy statement. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.

Thank you for your continued support of IGI Laboratories, Inc. We look forward to seeing you at the annual meeting.

Sincerely,

Jason Grenfell-Gardner
President and Chief Executive Officer

IGI LABORATORIES, INC.

105 Lincoln Avenue, PO Box 687

Buena, New Jersey 08310

NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS

TIME: 10:00 a.m. local time

DATE: May 20, 2015

PLACE: Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., 666 Third Avenue, NY, NY 10017

PURPOSES:

1.	To elect six directors to serve one-year terms until the 2016 annual meeting;

2.	To approve a proposed amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of our common stock to 100,000,000 shares;

3.	To approve the issuance of our common stock upon conversion of our convertible senior notes due 2019;

4.	To ratify the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015;

5.	To approve, by an advisory vote, the compensation of our named executive officers, as disclosed in this proxy statement; and

6.	To transact such other business that is properly presented at the annual meeting and any adjournments or postponements thereof.

WHO MAY VOTE:

You may vote if you were the record owner of IGI Laboratories, Inc. common stock at the close of business on April 27, 2015. A list of stockholders of record will be available at the annual meeting and during the 10 days prior to the annual meeting, at our principal executive offices, which are located at 105 Lincoln Avenue, PO Box 687, Buena, New Jersey 08310.

All stockholders are cordially invited to attend the annual meeting. Whether you plan to attend the annual meeting or not, we urge you to vote and submit your proxy by the Internet, telephone or mail in order to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Jenniffer Collins
Corporate Secretary

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IGI LABORATORIES, INC.

105 Lincoln Avenue, PO Box 687

Buena, New Jersey 08310

PROXY STATEMENT FOR THE IGI LABORATORIES, INC.

2015 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 20, 2015

This proxy statement, along with the accompanying notice of 2015 annual meeting of stockholders, contains information about the 2015 annual meeting of stockholders of IGI Laboratories, Inc. including any adjournments or postponements of the annual meeting. We are holding the annual meeting at 10:00 a.m. local time, on May 20, 2015, at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., 666 Third Avenue, New York, NY 10017.

In this proxy statement, we refer to IGI Laboratories, Inc. as “IGI,” “the Company,” “we” and “us.”

This proxy statement relates to the solicitation of proxies by our Board of Directors for use at the annual meeting.

On or about April 28, 2015, we began sending this proxy statement, the attached Notice of Annual Meeting of Stockholders and the enclosed proxy card to all stockholders entitled to vote at the annual meeting.

Although not part of this proxy statement, we are also sending, along with this proxy statement, our 2014 annual report, which includes our financial statements for the fiscal year ended December 31, 2014.

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IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
SHAREHOLDER MEETING TO BE HELD ON MAY 20, 2015

This proxy statement and our 2014 annual report to stockholders are available for viewing, printing and downloading at www.proxyvote.com. To view these materials please have your 12-digit control number(s) available that appears on your proxy card. On this website, you can also elect to receive future distributions of our proxy statements and annual reports to stockholders by electronic delivery.

Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements, for the fiscal year ended December 31, 2014 on the website of the Securities and Exchange Commission, or the SEC, at www.sec.gov, or in the “SEC Filings” section of the “Investor Relations” section of our website at www.igilabs.com. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by sending a written request to: Jenniffer Collins, IGI Laboratories, Inc., 105 Lincoln Avenue, PO Box 687, Buena, New Jersey 08310. You may also request a copy by emailing us at investorrelations@igilabs.com. Exhibits will be provided upon written request and payment of an appropriate processing fee.

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IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why is the Company Soliciting My Proxy?

The Board of Directors of IGI Laboratories, Inc. is soliciting your proxy to vote at the 2015 annual meeting of stockholders to be held at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., on May 20, 2015, at 10:00 a.m. local time and any adjournments of the meeting, which we refer to as the annual meeting. The proxy statement, along with the accompanying Notice of Annual Meeting of Stockholders, summarizes the purposes of the meeting and the information you need to know to vote at the annual meeting.

We have made available to you on the Internet or have sent you this proxy statement, the Notice of Annual Meeting of Stockholders, the proxy card and a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 because you owned shares of IGI Laboratories, Inc. common stock on the record date. The Company intends to commence distribution of the proxy materials to stockholders on or about April 28, 2015.

Who Can Vote?

Only stockholders who owned our common stock at the close of business on April 27, 2015 are entitled to vote at the annual meeting. On this record date, there were 52,859,953 shares of our common stock outstanding and entitled to vote. Our common stock is our only class of voting stock.

You do not need to attend the annual meeting to vote your shares. Shares represented by valid proxies, received in time for the annual meeting and not revoked prior to the annual meeting, will be voted at the annual meeting. For instructions on how to change or revoke your proxy, see “May I Change or Revoke My Proxy?” below.

How Many Votes Do I Have?

Each share of our common stock that you own entitles you to one vote.

How Do I Vote?

Whether you plan to attend the annual meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via the Internet or telephone. You may specify whether your shares should be voted for or withheld for each nominee for director and whether your shares should be voted for, against or abstain with respect to each of the other proposals. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board’s recommendations as noted below. Voting by proxy will not affect your right to attend the annual meeting. If your shares are registered directly in your name through our stock transfer agent, American Stock Transfer and Trust Company, or you have stock certificates registered in your name, you may vote:

•	By the Internet or by telephone. Follow the instructions included in the proxy card to vote by the Internet or telephone.

•	By mail. If you received a proxy card by mail, you can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with the Board’s recommendations as noted below.

•	In person at the meeting. If you attend the meeting, you may deliver a completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

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Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on May 19, 2015.

If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the annual meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the annual meeting in order to vote.

How Does the Board of Directors Recommend That I Vote on the Proposals?

The Board of Directors recommends that you vote as follows:

•	“FOR” the election of the nominees for director;

•	“FOR” the amendment to our Amended and Restated Certificate of Incorporation, as amended;

•	“FOR” the approval of the issuance of our common stock upon conversion of our convertible senior notes due 2019;

•	“FOR” the ratification of the selection of EisnerAmper LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2015; and

•	“FOR” the compensation of our named executive officers, as disclosed in this proxy statement.

If any other matter is presented at the annual meeting, your proxy provides that your shares will be voted by the proxy holder listed in the proxy in accordance with his or her best judgment. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the annual meeting, other than those discussed in this proxy statement.

May I Change or Revoke My Proxy?

If you give us your proxy, you may change or revoke it at any time before the annual meeting. You may change or revoke your proxy in any one of the following ways:

•	if you received a proxy card, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;

•	by re-voting by the Internet or by telephone as instructed above;

•	by notifying the Corporate Secretary of IGI Laboratories, Inc. in writing before the annual meeting that you have revoked your proxy; or

•	by attending the annual meeting in person and voting in person. Attending the annual meeting in person will not in and of itself revoke a previously submitted proxy. You must specifically request at the annual meeting that it be revoked.

Your most current vote, whether by telephone, the Internet or proxy card, is the one that will be counted.

What if I Receive More Than One Notice or Proxy Card?

You may receive more than one Notice or proxy card if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under “How Do I Vote?” for each account to ensure that all of your shares are voted.

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Will My Shares be Voted if I Do Not Vote?

If your shares are registered in your name or if you have stock certificates, they will not be counted if you do not vote as described above under “How Do I Vote?” If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above, the bank, broker or other nominee that holds your shares has the authority to vote your unvoted shares only on the ratification of the appointment of our independent registered public accounting firm (Proposal 4 of this proxy statement) without receiving instructions from you.. Therefore, we encourage you to provide voting instructions to your bank, broker or other nominee. This ensures your shares will be voted at the annual meeting and in the manner you desire. A “broker non-vote” will occur if your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority.

Your bank, broker or other nominee does not have the ability to vote your uninstructed shares in the election of directors. Therefore, if you hold your shares in street name, it is critical that you cast your vote if you want your vote to be counted for the election of directors (Proposal 1 of this proxy statement). In the past, if you held your shares in street name and you did not indicate how you wanted your shares to be voted in the election of directors, your bank, broker or other nominee was allowed to vote your shares on your behalf in the election of directors as it deemed appropriate. In addition, your bank, broker or other nominee is prohibited from voting your uninstructed shares on any matters related to executive compensation, an amendment to our Amended and Restated Certificate of Incorporation to increase authorized shares of common stock and the issuance of shares of common stock upon conversion of our convertible senior notes due 2019. Thus, if you hold your shares in street name and you do not instruct your bank, broker or other nominee how to vote in the election of directors or on matters related to executive compensation, the amendment to our Amended and Restated Certificate of Incorporation and the issuance of shares of common stock upon conversion of our convertible senior notes due 2019, no votes will be cast on these proposals on your behalf.

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Elect Directors	The nominees for director who receive the most votes (also known as a “plurality” of the votes cast) will be elected. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of the directors. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of the directors. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 2: Approve Amendment to our Amended and Restated Certificate of Incorporation	The affirmative vote of the majority of the holders of the Company’s common stock entitled to vote is required to approve the amendment to our Amended and Restated Certificate of Incorporation. Abstentions and broker non-votes will be treated as votes against this proposal.

Proposal 3: Approval of the issuance of our common stock upon conversion of our convertible senior notes due 2019	The affirmative vote of the majority of the holders of the Company’s common stock entitled to vote is required to approve the issuance of our common stock upon conversion of our convertible senior notes due 2019. Abstentions and broker non-votes will be treated as votes against this proposal.

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Proposal 4: Ratify Selection of Independent Registered Public Accounting Firm	The affirmative vote of a majority of the shares cast affirmatively or negatively for this proposal is required to ratify the selection of our independent registered public accounting firm. Abstentions will have no effect on the results of this vote. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the selection of EisnerAmper LLP as our independent registered public accounting firm for 2015, our Audit Committee of our Board of Directors will reconsider its selection.

Proposal 5: Approve an Advisory Vote on the Compensation of our Named Executive Officers	The affirmative vote of a majority of the shares cast affirmatively or negatively for this proposal is required to approve, on an advisory basis, the compensation of our named executive officers, as described in this proxy statement. Abstentions will be treated as votes against this proposal. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote. Although the advisory vote is non-binding, the Organization and Compensation Committee and the Board of Directors will review the voting results and take them into consideration when making future decisions regarding executive compensation.

Where Can I Find the Voting Results of the Annual Meeting?

The preliminary voting results will be announced at the annual meeting, and we will publish preliminary, or final results, if available, in a Current Report on Form 8-K within four business days of the annual meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.

What Are the Costs of Soliciting these Proxies?

We will pay all of the costs of soliciting these proxies. We have engaged Morrow & Co., LLC, 470 West Ave., Stamford, Connecticut 06902, to assist us with the solicitation of proxies for a fee of $5,500, plus expenses.  In addition, our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

What Constitutes a Quorum for the Annual Meeting?

The presence, in person or by proxy, of the holders of a majority of the voting power of all outstanding shares of our common stock entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting. Votes of stockholders of record who are present at the annual meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Attending the Annual Meeting

The annual meeting will be held at 10:00 a.m. on May 20, 2015, at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. When you arrive at Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., signs will direct you to the appropriate meeting rooms. You need not attend the annual meeting in order to vote.

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Householding of Annual Disclosure Documents

The rules of the Securities and Exchange Commission (the “SEC”) concerning the delivery of annual disclosure documents allow us or your broker to send a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our Notices, annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If your household received a single set of proxy materials this year, but you would prefer to receive your own copy, please contact Broadridge Financial Solutions, Inc., by calling their toll free number, 1-888-237-1900.

If you do not wish to participate in “householding” and would like to receive your own set of IGI’s proxy materials in future years, follow the instructions described below. Conversely, if you share an address with another IGI stockholder and together both of you would like to receive only a single set of proxy materials, follow these instructions:

•	If your IGI shares are registered in your own name, please contact Broadridge Financial Solutions, Inc., and inform them of your request by calling them at 1-888-237-1900 or writing them at 51 Mercedes Way, Edgewood, New York 11717.

•	If a broker or other nominee holds your IGI shares, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

Electronic Delivery of Company Stockholder Communications

Most stockholders can elect to view or receive copies of future proxy materials over the Internet instead of receiving paper copies in the mail.

You can choose this option and save the Company the cost of producing and mailing these documents by:

•	following the instructions provided on your proxy card;

•	following the instructions provided when you vote over the Internet; or

•	going to www.proxyvote.com and following the instructions provided.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 24, 2015 for (a) the executive officers named in the Summary Compensation Table on page 28 of this proxy statement, (b) each of our directors and director nominees, (c) all of our current directors and executive officers as a group and (d) each stockholder known by us to own beneficially more than 5% of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. We deem shares of common stock that may be acquired by an individual or group within 60 days of April 24, 2015 pursuant to the exercise of options or warrants to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage of ownership is based on 52,859,953 shares of common stock outstanding on March 29, 2015. Except as otherwise indicated, the address of each of the persons in this table is c/o IGI Laboratories, Inc., 105 Lincoln Avenue, PO Box 687, Buena, New Jersey 08310.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number	Percent

5% or more Stockholders:
Life Sciences Opportunities Fund II, L.P.(1)(8)	1,494,873	2.8%
Life Sciences Opportunities Fund (Institutional) II, L.P.(1)(8)	8,356,988	15.8%
Signet Healthcare Partners, LLC(1)(8)	9,851,861	18.6%
Janus Capital Management LLC(2)	5,335,342	10.1%
Amzak Capital Management, LLC(3)	4,574,576	8.7%
Allianz Global Investors U.S. LLC (4)	3,590,013	6.8%
Allianz Global Investors U.S. Holdings LLC (4)	3,590,013	6.8%
Stephen J. Morris(5)	2,843,849	5.4%
Pembroke Management, LTD(6)	2,811,354	5.3%

Directors and Named Executive Officers:
Jason Grenfell-Gardner(7)	988,338	1.8%
James C. Gale(1)(8)	9,991,485	18.9%
Narendra Borkar(9)	165,000	*
Bhaskar Chaudhuri(10)	130,000	*
Steven Koehler(11)		*
John Celentano(12)		*
Jenniffer Collins(13)	244,706	*

All current executive officers and directors as a group (7 persons) (1)(7)(8)(9)(10)(11)(12)(13)	11,519,529	21.3%

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

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(1)	Total aggregate ownership of the LOF Funds, as defined below, equals 9,851,861. However, the information provided in the table above is presented on the basis of the beneficial ownership of our shares of common stock by the LOF Funds as disclosed in a Schedule 13D filed by Life Sciences Opportunities Fund II, L.P. with the SEC on March 10, 2015, which reported ownership as of March 5, 2015. Life Sciences Opportunities Fund II, L.P. (“LOF”) directly holds 1,494,873 shares and Life Sciences Opportunities Fund (Institutional) II, L.P. (“LOF Institutional”, together with LOF, the “LOF Funds”) directly holds 8,356,988 shares, for a total of 9,851,861 securities that are held indirectly by Signet Healthcare Partners, LLC (“General Partner”), the general partner of each of the LOF Funds, James C. Gale, a director of ours, and the chief investment officer, a manager and member of the General Partner, the controlling member of the General Partner, SMW Investments I, LLC (“SMW”), and Don A. Sanders, Ben T. Morris and Donald V. Weir, the managing members of SMW. The 9,851,861 securities held by the LOF Funds are subject to shared voting power and shared dispositive power with the General Partner, Mr. Gale, SMW, Mr. Sanders, Mr. Morris and Mr. Weir. The General Partner, Mr. Gale, SMW, Mr. Sanders, Mr. Morris and Mr. Weir disclaim beneficial ownership of the reported securities except to the extent of their pecuniary interest therein, if any. The address of each filer is Carnegie Hall Tower, 152 West 57th Street, 19th Floor, New York, NY 10019, except SMW, which is 600 Travis, Suite 5900, Houston, TX 77002.

(2)	This information is based solely on a Schedule 13G/A filed by Janus Capital Management LLC (“Janus Capital”) with the SEC on February 18, 2015, which reported ownership as of December 31, 2014. Janus Capital is an investment adviser or sub-advisor to its managed portfolios, including Janus Triton Fund. Janus Capital is the beneficial owner of 5,335,342 shares of IGI and has sole power to vote and dispose of all 5,335,342 shares. Janus Triton Fund is the beneficial owner of 2,665,784 shares and has the sole power to vote and dispose of all 2,665,784 shares. The address of Janus Capital and Janus Triton Fund is 151 Detroit Street, Denver, CO 80206.

(3)	This information is based solely on a Schedule 13G/A filed by Amzak Capital Management, LLC with the SEC on July 18, 2014, which reported ownership as of June 27, 2014. Includes shares held by Amzak Capital Management, LLC (“Amzak”), and Michael D. Kazma and Gerry Kazma, the managers of Amzak, who are deemed to share voting and investment power with respect to the shares held by Amzak. Each of Amzak, Michael D. Kazma and Gerry Kazma disclaim beneficial ownership of the reported securities except to the extent of their pecuniary interest therein, if any. The address of Amzak, Michael D. Kazma and Gerry Kazma is 1 N. Federal Highway, Suite 400, Boca Raton, FL 33432.

(4)	Total aggregate ownership of Allianz, as defined below, equals 3,590,013. However, the information provided in the table above is presented on the basis of the beneficial ownership of our shares of common stock by Allianz as disclosed in a Schedule 13G filed by Allianz Global Investors U.S. Holdings LLC (“AGI Holdings”) with the SEC on February 13, 2015, which reported ownership as of December 31, 2014. Allianz Global Investors GmBH (“Allianz GmBH”), an affiliate of AGI Holdings, has sole voting and dispositive power over 354,827 shares. Allianz Global Investors U.S. LLC (“AGI US,” and, together with AGI Holdings and Allianz GmBH, “Allianz”) has sole voting power over 3,338,673 shares and sole dispositive power over 3,590,013 shares. Because AGI Holdings is the parent holding company of AGI US, it may be deemed to beneficially own the securities held by AGI US’s clients or accounts. The address of the AGI Holdings and AGI US is 680 Newport Center Drive, Suite 250, Newport Beach, CA 92660.

(5)	This information is partially based on a Form 4 filed with the SEC on July 7, 2009. Includes 2,546,855 shares which Mr. Morris owns jointly with his wife and 200 shares owned directly by his wife. Excludes 160,765 shares which are owned by Mr. Morris’ children as Mr. Morris disclaims beneficial ownership of such shares due to his children’s attainment of the age of majority. The address of Mr. Morris is 66 Navesink Avenue, Rumson, NJ 07760.

(6)	This information is based solely on an Schedule 13G filed by Pembroke Management, LTD with the SEC on February 9, 2015, which reported ownership as of December 31, 2014. Pembroke's address is 1002 Sherbrooke Street West, Suite 1700, Montreal, Quebec H3A 354, Canada.

(7)	Includes 163,338 shares of common stock held by Mr. Grenfell-Gardner, 691,666 shares of common stock which may be acquired pursuant to stock options exercisable within 60 days after April 24, 2015, 25,000 shares of common stock which may be acquired pursuant to restricted stock units (“RSUs”) exercisable within 60 days after April 24, 2015 and 108,334 shares of restricted stock that have not vested and will not vest within 60 days of April 24, 2015. Does not include 81,250 shares underlying restricted stock units which have not vested and will not be exercisable within 60 days after April 24, 2015 or options to purchase 555,834 shares of our common stock which have not vested and will not be exercisable within 60 days after April 24, 2015.

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(8)	Includes 19,624 shares of common stock held by Mr. Gale and 120,000 shares of common stock which may be acquired pursuant to stock options exercisable within 60 days after April 24, 2015. Does not include options to purchase 35,000 shares of our common stock which have not vested and will not be exercisable within 60 days after April 24, 2015.

(9)	Includes 165,000 shares of common stock which may be acquired pursuant to stock options exercisable within 60 days after April 24, 2015. Does not include options to purchase 30,000 shares of our common stock which have not vested and will not be exercisable within 60 days after April 24, 2015.

(10)	Includes 130,000 shares of common stock which may be acquired pursuant to stock options exercisable within 60 days after April 24, 2015. Does not include options to purchase 25,000 shares of our common stock which have not vested and will not be exercisable within 60 days after April 24, 2015.

(11)	Does not include options to purchase 65,000 shares of our common stock which have not vested and will not be exercisable within 60 days after April 24, 2015.

(12)	Does not include options to purchase 30,000 shares of our common stock which have not vested and will not be exercisable within 60 days after April 24, 2015.

(13)	Includes 12,206 shares of common stock held by Ms. Collins, 225,000 shares of common stock which may be acquired pursuant to stock options exercisable within 60 days after April 24, 2015 and 7,500 shares of common stock which may be acquired pursuant to RSUs exercisable within 60 days after April 24, 2015. Does not include 31,500 shares underlying restricted stock units which have not vested and will not be exercisable within 60 days after April 24, 2015 or options to purchase 90,000 shares of our common stock which have not vested and will not be exercisable within 60 days after April 24, 2015.

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MANAGEMENT AND CORPORATE GOVERNANCE

Our Board of Directors

On March 27, 2015, our Board of Directors accepted the recommendation of the Nominating and Corporate Governance Committee and voted to nominate Jason Grenfell-Gardner, Narendra N. Borkar, Bhaskar Chaudhuri, Steven Koehler, James C. Gale and John Celentano for election at the annual meeting for a term of one year to serve until the 2016 annual meeting of stockholders, and until their respective successors have been elected and qualified, or until his earlier resignation or removal.

Set forth below are the names of the persons nominated as directors, their ages, their offices in the Company, if any, their principal occupations or employment for at least the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold or have held directorships during the past five years. Additionally, information about the specific experience, qualifications, attributes or skills that led to our Board of Directors’ conclusion at the time of filing of this proxy statement that each person listed below should serve as a director is set forth below:

Name	Age	Position with the Company

Jason Grenfell-Gardner	40	Director, President and Chief Executive Officer
Narendra N. Borkar(1)	74	Director
Bhaskar Chaudhuri(2)(3)	60	Director
Steven Koehler(2)	64	Director
James C. Gale(1)(3)	65	Director and Chairman
John Celentano(1)(2)	55	Director

(1)	Member of the Organization and Compensation Committee of the Board of Directors.
(2)	Member of the Audit Committee of the Board of Directors.
(3)	Member of the Nominating and Corporate Governance Committee of the Board of Directors.

Our Board of Directors has reviewed the materiality of any relationship that each of our directors has with IGI, either directly or indirectly. Based upon this review, our Board has determined that the following members of the Board are “independent directors” as defined by NYSE MKT: James C. Gale, Narendra N. Borkar, Bhaskar Chaudhuri, Steven Koehler and John Celentano.

Jason Grenfell-Gardner – President, Chief Executive Officer and Director

Jason Grenfell-Gardner, age 40, has served as President and Chief Executive Officer of IGI Laboratories, Inc. since July 30, 2012 and has served as a member of our Board of Directors since 2012. Prior to joining IGI, Mr. Grenfell-Gardner spent over eight years at Hikma Pharmaceuticals, PLC, and its subsidiaries, including West-Ward Pharmaceutical Corp. in the United States. He served in a number of roles, most recently as Senior Vice President of Sales and Marketing from 2008 to June 2012. Before joining Hikma and beginning in 1998, Mr. Grenfell-Gardner worked throughout Central and Eastern Europe as a partner at Trigon Capital, a boutique investment bank, focused on mergers and acquisitions. During his time in that region, Mr. Grenfell-Gardner served as chairman of the board of directors of AB Sanitas, as well as other board positions. Mr. Grenfell-Gardner holds an M.A. (Hons) in Economics from the University of St. Andrews in Scotland and an MBA from INSEAD. We believe Mr. Grenfell-Gardner’s qualifications to serve on the Board of Directors include his experience as a pharmaceutical executive and his experience in the commercialization of pharmaceutical products.

Narendra N. Borkar – Director

Narendra N. Borkar, age 74, has served as a member of our Board of Directors since 2009. Since 2006, Mr. Borkar has been employed as an independent consultant in the pharmaceuticals industry. From 2004 to 2006, he served as Chief Executive Officer of Aurobindo Pharma USA, Inc. From 1997 to 2003, he served as Chief Executive Officer of Caraco Pharmaceutical Laboratories, Ltd. From 1981 to 1997, he served in various senior roles for Novartis AG (formerly Ciba Geigy Corp.), from 1979 to 1981 as General Manager of Apte Amalgamations Ltd., and from 1976 to 1979 as an Engineer for Hoffmann-La Roche AG. Prior to that time, he served as a Project Manager for Union Carbide Corp. and Merck & Company, Inc. Mr. Borkar holds a B.S. in Chemical Engineering from Bombay University, an M.S. from the University of Detroit, and an MBA from Rutgers, the State University of New Jersey. We believe Mr. Borkar’s qualifications to serve on the Board of Directors include his years of experience in the pharmaceutical industry, including prior positions in various senior executive roles at pharmaceutical companies.

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Bhaskar Chaudhuri – Director

Bhaskar Chaudhuri, age 60, has served as a member of our Board of Directors since 2010. Mr. Chaudhuri has more than 20 years’ experience in pharmaceutical management, research and development. Since June 2011, he has been the Operating Partner at Frazier Healthcare Ventures. Prior to that time, Mr. Chaudhuri served as President of Valeant Pharmaceuticals International, Inc. from January 2009 to September 2010. Prior to joining Valeant, Mr. Chaudhuri served for seven years as President and Chief Executive Officer of Dow Pharmaceutical Sciences, Inc. and as a member of its board of directors from 2003 to 2008, at which time Dow was acquired by Valeant. Prior to that, Mr. Chaudhuri served as Executive Vice President of Scientific Affairs at Bertek Pharmaceuticals, Inc., a subsidiary of Mylan N.V., from 1998 to 2000. Prior to his positions at Bertek, Mr. Chaudhuri served as the General Manager of the Dermatology Division of Mylan. Mr. Chaudhuri joined Mylan through the acquisition of Penederm, Inc., where he worked from 1992 to 1998 in a number of senior positions before becoming the Vice President of Research and Development. Mr. Chaudhuri serves on the boards of directors of Corium International, Inc., Silvergate Pharmaceuticals, Inc. and Thesan Pharmaceuticals, Inc. Mr. Chaudhuri holds a B.S. in Pharmacy and an M.S. in Industrial Pharmacy from Jadavpur University and a Ph.D. in Pharmaceutics from the University of Louisiana. We believe Mr. Chaudhuri’s qualifications to serve on the Board of Directors include his many years of experience in the pharmaceutical industry, including his prior positions in senior executive roles at major pharmaceutical companies.

Steven Koehler – Director

Steven Koehler, age 64, has served as a member of our Board of Directors since October 13, 2014.  Mr. Koehler retired from Merck & Co., Inc. in September 2011 where, from November 2009 to September 2011, he served as Vice President, Schering-Plough Controller and Special Projects, and was a member of the Finance Senior Leadership Team.  From March 2006 to November 2009, Mr. Koehler served as Vice President, Corporate Controller of Schering-Plough Corporation, where he also served as Chief Accounting Officer and led the finance integration after Schering-Plough’s acquisition of Organon International B.V.  Prior to his positions at Schering-Plough, Mr. Koehler served in several capacities at The Medicines Company, including Senior Vice President and Chief Financial Officer, from 2004 through 2006, and Vice President, Finance and Business Administration, from 2002 to 2004.  From 2001 to 2002, Mr. Koehler was Vice President, Finance and Chief Financial Officer, of Vion Pharmaceuticals, Inc.  Prior to his position at Vion, Mr. Koehler served in a number of senior finance positions at Knoll Pharmaceuticals, Inc. and Knoll AG between 1995 and 2001.  Mr. Koehler was Vice President, Finance and Treasurer, of Boots Pharmaceuticals, Inc. from 1993 to 1995. From 1977 to 1993, he held positions in finance and accounting with the American Hospital Supply Corporation, then with Baxter International, Inc. after the two companies merged in 1985.  Mr. Koehler began his career with Arthur Andersen LLP in Chicago from 1973 to 1977.  Mr. Koehler is a Certified Public Accountant and holds a B.A. from Duke University and an MBA from the Kellogg Graduate School of Management, Northwestern University. We believe Mr. Koehler’s qualifications to serve on the Board of Directors include his many years of experience in the pharmaceutical industry, including his senior leadership positions at several pharmaceutical companies, as well as his extensive financial experience.

James C. Gale – Director

James C. Gale, age 65, has served as a member of our Board of Directors since 2009. Mr. Gale is the Founding Partner of Signet Healthcare Partners and currently serves as its Managing Director. Prior to founding Signet in 1999, from 1991 to 1998, Mr. Gale was head of principal investment activities and investment banking at Gruntal & Co., LLC. Prior to joining Gruntal, Mr. Gale originated and managed private equity investments for Home Insurance Co., Gruntal’s parent company, from 1989 to 1994. Mr. Gale is currently the Chairman of the Board of Alpex Pharma SA. He also serves on the boards of directors of Bion Pharmaceuticals, Inc., Pfenex Inc. and SpePharm AG, and serves as lead director of Knight Therapeutics Inc. Mr. Gale holds a B.A. from the University of Arizona and an MBA from the University of Chicago. We believe Mr. Gale’s qualifications to serve on the Board of Directors include his investment experience, his role as the head of principal investment activities at Gruntal & Co., LLC, as well as his experience as a director of pharmaceutical companies.

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John Celentano – Director

John Celentano, age 55, has served as a member of our Board of Directors since March 2015.  Mr. Celentano is an advisor to the pharmaceutical industry.  He retired from Bristol-Myers Squibb Company on July 1, 2013 where he served as Senior Vice President, Amylin Integration Leader from July 2012 to June 2013 and as Senior Vice President, Human Resources, Public Affairs and Philanthropy from March 2010 to June 2012.  Mr. Celentano serves on the boards of directors of privately held JJ White Inc. and YourEncore Inc., as well as The Pennington School. Mr. Celentano additionally serves as Vice-Chairman of the board of directors of Catholic Medical Mission Board, an international nonprofit healthcare organization. Mr. Celentano holds a B.A. from the University of Delaware and an MBA from Drexel University. We believe Mr. Celentano’s qualifications to serve on the Board of Directors include his extensive experience in the pharmaceutical industry.

Committees of the Board of Directors and Meetings

Meeting Attendance. During the fiscal year ended December 31, 2014, there were six meetings of our Board of Directors, and the various committees of the Board met a total of seven times. No director attended fewer than 75% of the total number of meetings of the Board and of committees of the Board on which he served during fiscal 2014. The Board has adopted a policy under which each member of the Board is strongly encouraged to attend each annual meeting of our stockholders. All of our directors attended our annual meeting of stockholders held in 2014.

Audit Committee. Our Audit Committee met five times during fiscal 2014. This committee currently has three members, Steven Koehler (Chairman), Bhaskar Chaudhuri and John Celentano. Our Audit Committee’s role and responsibilities are set forth in the Audit Committee’s written charter and include the authority to retain and terminate the services of our independent registered public accounting firm. In addition, the Audit Committee reviews annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits. All members of the Audit Committee satisfy the current independence standards promulgated by the SEC and by the NYSE MKT, as such standards apply specifically to members of audit committees. The Board has determined that Mr. Koehler is an “audit committee financial expert,” as the SEC has defined that term in Item 407 of Regulation S-K. Please also see the report of the Audit Committee set forth elsewhere in this proxy statement.

A copy of the Audit Committee’s written charter is publicly available on our website at www.igilabs.com.

Organization and Compensation Committee. Our Organization and Compensation Committee met once during fiscal 2014. This committee currently has three members, Narendra Borkar (Chairman), James C. Gale and John Celentano. Our Organization and Compensation Committee’s role and responsibilities are set forth in the Organization and Compensation Committee’s written charter, and includes reviewing, approving and making recommendations regarding our compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the Board of Directors are carried out and that such policies, practices and procedures contribute to our success. Our Organization and Compensation Committee also administers our 2009 Equity Incentive Plan, as amended (the “2009 Plan”), and our 1999 Director Stock Option Plan, as amended (the “1999 Director Plan”). The Organization and Compensation Committee is responsible for the determination of the compensation of our chief executive officer, and shall conduct its decision making process with respect to that issue without the chief executive officer present. All members of the Organization and Compensation Committee qualify as independent under the definition promulgated by the NYSE MKT.

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The Organization and Compensation Committee has the authority to directly retain the services of any consulting firm to assist in fulfilling its responsibilities and to approve any fee arrangements for work performed. The Compensation Committee’s independent compensation consultant during fiscal year 2014 was the Hay Group (the “Hay Group”). The Hay Group was engaged by, and reported directly to, the Organization and Compensation Committee, which had the sole authority to hire or fire them and to approve fee arrangements for work performed. The Hay Group assisted the Organization and Compensation Committee in fulfilling its responsibilities under its charter, including advising on proposed compensation packages for executive officers, compensation program design and market practices generally. The Organization and Compensation Committee authorized the Hay Group to interact with management on behalf of the Organization and Compensation Committee, as needed, in connection with advising the Organization and Compensation Committee, and the Hay Group was included in discussions with management and, when applicable, the Organization and Compensation Committee’s outside legal counsel on matters being brought to the Organization and Compensation Committee for consideration. As described in “Compensation Discussion and Analysis – Compensation Consultants,” the Hay Group assisted the Organization and Compensation Committee in defining the appropriate market of our peer companies for executive compensation and practices. The Hay Group also assisted the Organization and Compensation Committee in comparing our director compensation program and practices against those of our peers. We used the information we obtained from the Hay Group primarily for evaluating our executive compensation practices, including measuring the competitiveness of our practices. The Organization and Compensation Committee has assessed the independence of the Hay Group pursuant to SEC rules and the corporate governance rules of the NYSE MKT and concluded that no conflict of interest existed that would have prevented the Hay Group from independently representing the Organization and Compensation Committee.

The Organization and Compensation Committee, and, where applicable, the Chief Executive Officer reviews the performance of each named executive officer in light of the above factors and determines whether the named executive officer should receive any increase in base salary or receive a discretionary equity award based on such evaluation. During fiscal year 2014, the Organization and Compensation Committee did not adhere to a formula or other quantitative measures with respect to compensation but rather relied on qualitative and subjective evaluations to determine the appropriate levels of compensation for our named executives.

Please also see the report of the Organization and Compensation Committee set forth elsewhere in this proxy statement.

A copy of the Organization and Compensation Committee’s written charter is publicly available on our website at www.igilabs.com.

Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee met once during fiscal 2014 and has two members, Bhaskar Chaudhuri (Chairman) and James C. Gale. The Nominating and Corporate Governance Committee’s role and responsibilities are set forth in the Nominating and Corporate Governance Committee’s written charter and include evaluating and making recommendations to the full Board as to the size and composition of the Board and its committees, evaluating and making recommendations as to potential candidates and evaluating current Board members’ performance. Both members of the Nominating and Corporate Governance Committee qualify as independent under the definition promulgated by NYSE MKT.

If a stockholder wishes to nominate a candidate for director who is not to be included in our proxy statement, it must follow the procedures described in our Amended and Restated By-Laws and in “Stockholder Proposals and Nominations for Director” at the end of this proxy statement.

In addition, under our current corporate governance policies, the Nominating and Corporate Governance Committee may consider candidates recommended by stockholders as well as from other sources, such as other directors or officers, third party search firms or other appropriate sources. For all potential candidates, the Nominating and Corporate Governance Committee may consider all factors it deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of the industry in which we operate, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the Board of Directors, and concern for the long-term interests of the stockholders. In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes to propose a candidate for consideration as a nominee by the Nominating and Corporate Governance Committee under our corporate governance policies, it should submit such recommendation in writing to our Corporate Secretary at our corporate offices, 105 Lincoln Avenue, PO Box 687, Buena, New Jersey 08310.

The Nominating and Governance Committee considers issues of diversity among its members in identifying and considering nominees for director, and strives, where appropriate, to achieve a diverse balance of backgrounds, perspectives, and experience on the board and its committees.

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A copy of the Nominating and Governance Committee’s written charter is publicly available on the Company’s website at www.igilabs.com.

Organization and Compensation Committee Interlocks and Insider Participation. Our Organization and Compensation Committee has three members, Narendra Borkar (Chairman), James C. Gale and John Celentano. No member of the Organization and Compensation Committee has been an officer or employee of IGI. None of our executive officers serves on the board of directors or compensation committee of a company that has an executive officer that serves on our Board of Directors or Organization and Compensation Committee.

Board Leadership Structure and Role in Risk Oversight

Our Board of Directors has five independent members and one non-independent member who serves as our President and Chief Executive Officer. We believe that the number of independent, experienced directors that make up our Board of Directors, along with the independent oversight of the Board of Directors by the Non-Executive Chairman, benefits our company and our shareholders. All of our independent directors have demonstrated leadership in other organizations and are familiar with board of director processes.

The Chairman of the Board of Directors presides at all meetings of the Board of Directors. The Chairman is appointed on an annual basis by a majority vote of the directors. Currently, the offices of Chairman of the Board of Directors and Chief Executive Officer are separated. We have no fixed policy with respect to the separation of the offices of the Chairman of the Board of Directors and Chief Executive Officer. Currently, two separate individuals serve in the positions of Chairman of our Board of Directors and Chief Executive Officer. We believe that our current leadership structure is optimal for the Company at this time.

Our management is principally responsible for defining the various risks facing the Company, formulating risk management policies and procedures, and managing our risk exposures on a day-to-day basis. The Board of Directors’ principal responsibility in this area is to ensure that sufficient resources, with appropriate technical and managerial skills, are provided throughout the Company to identify, assess and facilitate processes and practices to address material risk and to monitor our risk management processes by informing itself concerning our material risks and evaluating whether management has reasonable controls in place to address the material risks. The involvement of the Board of Directors in reviewing our business strategy is an integral aspect of the Board of Directors’ assessment of management’s tolerance for risk and also its determination of what constitutes an appropriate level of risk for the Company.

While the full Board of Directors has overall responsibility for risk oversight, the Board of Directors has elected to delegate oversight responsibility related to certain risks committees, which in turn report on the matters discussed at the committee level to the full Board of Directors. For instance, our Audit Committee focuses on the material risks facing the Company, including operational, market, credit, liquidity and legal risks. Additionally, our Organization and Compensation committee could be charged with reviewing and discussing with management whether our compensation arrangements are consistent with effective controls and sound risk management. Our management reports to the Board of Directors and Audit Committee on a regular basis regarding risk management.

Stockholder Communications to the Board

Stockholders who wish to send communications to our Board of Directors may do so by sending them c/o IGI Laboratories, Inc., Corporate Secretary, 105 Lincoln Avenue, PO Box 687, Buena, New Jersey 08310. Such communications may be addressed either to specified individual directors or the entire Board of Directors. The Corporate Secretary will have the discretion to screen and not forward to directors communications that the Corporate Secretary determines are communications unrelated to our business or governance, commercial solicitations, offensive, obscene, or otherwise inappropriate. The Corporate Secretary will, however, compile all stockholder communications that are not forwarded and such communications will be available to any director.

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Executive Officers

During the year ended December 31, 2014, we had one executive officer who was not also a director, Jenniffer Collins, who serves as our Chief Financial Officer. We have employment agreements with each of our executive officers, Jason Grenfell-Gardner and Jenniffer Collins. See the section of our proxy statement entitled “Executive Officer and Director Compensation – Employment Agreements with Executive Officers.”

Jenniffer Collins – Chief Financial Officer

Jenniffer Collins, age 45, has served as our Chief Financial Officer since July 2011. Ms. Collins has over twenty years of experience in accounting and finance. Prior to joining IGI, since October 2006, she served as Vice President - Treasurer and, previously, the Corporate Controller of the Lightstone Group, a privately held real estate firm, and The Lightstone Value Plus REIT, a publicly traded real estate investment trust. From January 2004 through October 2006, Ms. Collins served as Corporate Controller of Orchid Cellmark, Inc., a publicly held biotechnology company, and, from July 2001 through January 2004, Ms. Collins served as Director of Finance and Investor Relations for Tellium, Inc., a publicly held optical switching company, which was purchased by Zhone Technologies, Inc. in November 2003. Her background also includes seven years of public accounting experience, including at Pricewaterhouse Coopers. Ms. Collins earned her CPA in New Jersey in 1993 and graduated with a B.S. in accounting from Lehigh University.

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis presents an overview of our compensation program, focusing on the elements of compensation awarded or paid to our President and Chief Executive Officer and our Chief Financial Officer, or our “Named Executive Officers.”

Summary of 2014 Results

We are pleased with another year of progress that we believe is due to management’s effective and successful execution of the Company’s strategic objectives established by our President and Chief Executive Officer and the Board of Directors.  The key highlights and accomplishments for our 2014 fiscal year include the following:

•	Achieved total revenue of $33.7 million in 2014, an increase of 85% over the prior year.

•	Net income in 2014 was $5.3 million, or $0.09 per diluted share, compared to a net loss of $1.4 million, or $0.03 per basic and diluted share in 2013.

•	Filed 11 Abbreviated New Drug Applications (“ANDAs”) with the FDA in 2014. At December 31, 2014 the Company has a total of 22 pending applications on file with the U.S. Food and Drug Administration (the “FDA”).

•	On July 2, 2014, the Company closed an underwritten public offering, under which the Company sold an aggregate of 5,347,500 shares of common stock at a public offering price of $5.00 per share. The net proceeds were approximately $24.9 million, after deducting underwriting discounts and commissions and other offering expenses paid by the Company.

•	On November 18, 2014, the Company entered into an asset-based revolving senior secured credit facility with General Electric Capital Corporation, under which the Company can request revolving loan advances up to an aggregate amount of $10 million, which may be increased to $15 million subject to certain conditions. At December 31, 2014, the interest rate in effect for this facility was 4.2%.

•	In December 2014, the Company issued $143.75 million aggregate principal amount of 3.75% of Convertible Senior Notes due in 2019. The net proceeds from the Notes were approximately $139 million, net of underwriting fees and other related expenses.

•	In September 2014, the Company executed an agreement to acquire the regulatory rights and related documents and records for 18 drug products from AstraZeneca Pharmaceuticals LP, 17 of which were previously marketed. The acquisition included the regulatory rights and documents for 17 injectable products and one suppository product. All of these products had been previously approved by the US FDA as ANDAs or New Drug Applications (“NDAs”) prior to their discontinuation or withdrawal from the market.

•	In September 2014, the Company executed an agreement to acquire two previously marketed ophthalmic drug products, in addition to the right to acquire three additional previously marketed injectable drug products from affiliates of Valeant Pharmaceuticals International, Inc. after the completion of the due diligence process. All of these products have been approved by the FDA as ANDAs or NDAs.

The Organization and Compensation Committee consulted with the Hay Group, an independent third party, in November 2014, to conduct a market benchmark study and review the compensation arrangements between the Company and its Named Executive Officers in comparison to their peers set forth below. Specifically, the independent third party’s assessment focused on the following areas of review:

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•	Competitiveness of the Company’s current executive compensation program, on a target basis, relative to the proxy peer group;

•	Pay mix for each executive relative to the peer group and/or survey data ; and

•	Prevalence of long-term incentive (“LTI”) vehicles and practices within the peer group as well as the mix of LTI.

Make Whole Equity Incentive Grants. On February 11, 2015, because our Named Executive Officers had not received any equity grants since joining IGI (aside from equity grants pursuant to their employment agreements), the Organization and Compensation Committee decided to issue a one-time, make whole equity grant to each of our Named Executive Officers as follows:

•	To our President and Chief Executive Officer:

o	options to purchase up to 180,000 shares of our common stock at an exercise price of $10.67 per share, with one-third of the common stock underlying such options to vest ratably over the next three anniversaries of the date of grant, starting on February 11, 2016; and

o	60,000 restricted stock units (“RSUs”), with one-third of the common stock underlying such grant to vest ratably over the next three anniversaries of the date of grant, starting on February 11, 2016. Each RSU represents the right to receive one share of our common stock; and

•	To our Chief Financial Officer:

o	options to purchase up to 75,000 shares of our common stock at an exercise price of $10.67 per share, with one-third of the common stock underlying such options to vest ratably over the next three anniversaries of the date of grant, starting on February 11, 2016; and

o	24,000 RSUs, with one-third of the common stock underlying such grant to vest ratably over the next three anniversaries of the date of grant, starting on February 11, 2016. Each RSU represents the right to receive one share of our common stock.

Annual Equity Incentive Program for Management. On February 11, 2015, the Organization and Compensation Committee also decided to institute an annual equity incentive program for our Named Executive Officers pursuant to which we would issue, in the sole discretion of our Organization and Compensation Committee, to our (i) President and Chief Executive Officer, an annual equity grant of options to purchase shares of our common stock and/or RSUs, in an amount equal to 100% of his annual base salary, and (ii) Chief Financial Officer, an annual equity grant of options to purchase shares of our common stock and/or RSUs, in an amount equal to 60% of her annual base salary. The equity grants would be made pursuant to our 2009 Plan and, if granted, would be subject to a three-year vesting schedule. The allocation of different securities within each annual equity grant shall be determined by the Organization and Compensation Committee in its sole discretion. The first such annual equity grants were approved on February 11, 2015, and were as follows:

•	To our President and Chief Executive Officer:

o	options to purchase up to 42,500 shares of our common stock at an exercise price of $10.67 per share, with one-third of the common stock underlying such options to vest ratably over the next three anniversaries of the date of grant, starting on February 11, 2016; and

o	21,250 RSUs, with one-third of the common stock underlying such grant to vest ratably over the next three anniversaries of the date of grant, starting on February 11, 2016; and

•	To our Chief Financial Officer:

o	options to purchase up to 15,000 shares of our common stock at an exercise price of $10.67 per share, with one-third of the common stock underlying such options to vest ratably over the next three anniversaries of the date of grant, starting on February 11, 2016; and

o	7,500 RSUs, with one-third of the common stock underlying such grant to vest ratably over the next three anniversaries of the date of grant, starting on February 11, 2016.

Bonuses. Based on IGI’s strong performance for the fiscal year end 2014, the Organization and Compensation Committee recommended cash bonuses of 115% of the target bonus for our President and Chief Executive Officer (or $281,750) and 114% of the target bonus for our Chief Financial Officer (or $74,714). The Organization and Compensation Committee further decided, in light of what they believed to be the significant contributions of our Named Executive Officers during our fiscal year ended 2014, to grant one-time performance bonuses of $75,000 in cash and 25,000 RSUs to our President and Chief Executive Officer and $30,000 in cash and 7,500 RSUs to our Chief Financial Officer. The common stock underlying each such grant of RSUs vested fully on the date of grant.

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Compensation Philosophy and Objectives.

The Organization and Compensation Committee leads the development of our compensation philosophies and practices, and attempts to ensure that the total compensation paid to our executive officers is fair and reasonable relative to the extremely competitive nature of the specialty generic pharmaceutical industry. For several years, our Company forged through business and financial challenges, and it was not until more recently that the Company has experienced a significant turn-around that is largely attributable to the success of our current management team. During the challenging downturn years, the Organization and Compensation Committee focused intently on attracting and rewarding executives with the unique intersection of industry and turnaround skills and made compensation decisions based on our objective of aligning the Company’s key executives’ goals and incentive pay with the goals of our shareholders in order to enable and encourage the turn-around effort, while considering the significant cash constraints the Company operated under from 2010 to 2014. Consistent with our ongoing goal to keep the Company’s key executives’ objectives and incentive pay aligned with the goals of our shareholders, we continue to pursue a compensation philosophy that is intended to provide total compensation opportunities, which include base salary, bonus, long term equity compensation and a health and welfare benefits package intended to incentivize the uniquely skilled employees who will continue to carry out our strategic plan, mission and goals, while maintaining our required high quality standards and growth.

In 2014, we refined our compensation philosophy to reflect the Company’s current progress toward its mission to be a leader in the specialty generic pharmaceutical industry in order to align it with the achievement of the Company’s business strategies, and to be consistent with the compensation structure of our industry peers.  Accordingly, we developed and adopted a philosophy that is intended to serve the foundation upon which the executive compensation program is structured and administered and to serve as a basis for guiding the continued development and evolution of the program.

Our compensation philosophy is based on the following goals and principles:

•	Attract and retain executives with proven track records of success to ensure the Company has the caliber of executives needed to perform at the highest levels of the industry;

•	Support the Company’s emerging growth strategy to create long-term stockholder value, and meet or exceed key corporate goals and objectives;

•	Appropriately balance current priorities and the longer-term strategy of the Company through short- and long-term incentives;

•	Encourage teamwork and cooperation while recognizing individual contributions by linking variable compensation to the Company and individual performance based on position responsibilities and ability to influence financial and organizational results; and

•	Provide for a limited number of perquisites and supplemental benefits which will only be provided if a compelling business rationale exists.

Role of Organization and Compensation Committee and Management

Our Organization and Compensation Committee is composed exclusively of independent directors and meets regularly both with and without management present. The Organization and Compensation Committee annually sets Named Executive Officer base salaries, establishes annual incentive compensation pay for performance objectives based on both individual and company goals, makes actual awards of annual incentive compensation based on attainment of these goals and other factors the Organization and Compensation Committee deems appropriate, and considers awards of long-term equity compensation. In connection with its review and determination, the Organization and Compensation Committee considers the input of the Chairman of our Board, who conducts a detailed review of the performance of our President and Chief Executive Officer based on the Chairman’s substantial and meaningful experience in ownership and management of pharmaceutical and life science companies.  Our Chairman also presents his recommendation to the Organization and Compensation Committee for any change in base salary or other compensation components for our President and Chief Executive Officer.  The Organization and Compensation Committee also seeks input from the President and Chief Executive Officer, particularly related to the establishment and measurement of corporate and individual objectives and recommendations related to overall employee compensation matters.

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Our President and Chief Executive Officer reviews the performance of, and proposes salary increases for, all managers who report to him, including the other Named Executive Officer. Any increases are generally based upon the individual’s performance during the previous year in addition to the Company’s performance as it relates to the key objectives established at the beginning of the year.  The Organization and Compensation Committee reviews and approves the reasonableness of any proposed compensation for the Named Executive Officers. In conducting its review and making its determinations, the Organization and Compensation Committee reviews a history of base salary, cash incentive bonus targets and payouts and equity awards, prepared by the Company’s Human Resources Department (“HR”).  During the year, our President and Chief Executive Officer may not change the base salary of the managers who report to him without the prior approval of our Organization and Compensation Committee.

Our HR evaluates compensation levels and composition and fashions competitive pay packages on a company-wide basis.  HR also works with the President and Chief Executive Officer in planning for recruitment and retention of employees.

Compensation Consultants

The Organization and Compensation Committee has maintained a structured approach to compensation for our Named Executive Officers and, in 2014, retained its own independent compensation consultant to provide the Organization and Compensation Committee with support, advice and recommendations. In 2014, our compensation consultant worked with the Organization and Compensation Committee in comparing our executive compensation with pertinent market data taken from published salary surveys reflecting a broad range of entities, both within and outside our own specialty pharmaceutical industry. The study also included publicly reported data from the following selected peer group: Aceto Corporation; Amphastar Pharmaceuticals, Inc.; ANI Pharmaceuticals, Inc.; Antares Pharmaceuticals, Inc.; Cambrex Corporation; DepoMed Inc.; Flamel Technologies SA; Insys Pharmaceuticals, Inc.; Intellipharmaceutics International, Inc.; Lannett Company, Inc.; Sagent Pharmaceuticals, Inc.; Sciclone Pharmaceuticals, Inc.; and Tetraphase Pharmaceuticals, Inc. The Organization and Compensation Committee reviewed these surveys and information in order to obtain a general understanding of current compensation practices and trends for specific positions held as opposed to solely focusing on the Named Executive Officers.  This analysis was reviewed in order to confirm the appropriate data, measures and comparisons.

With respect to establishing the overall compensation of the President and Chief Executive Officer and Chief Financial Officer, we gathered, analyzed and evaluated the compensation mix provided by our peer group, while keeping in mind the other factors set forth in the Organization and Compensation Committee’s charter.  We do not select a specific target or benchmark our Named Executive Officers’ compensation at a certain level or percentage based on other companies’ compensation arrangements. Based on our review of these sources, we have determined that our total compensation and cash compensation for our Named Executive Officers fell significantly below the aggregated 50th percentile of the named executive officers of our peer group. Our goal was to structure our compensation in a manner where the compensation would be competitive in the market place with a long term focus for our Named Executive Officers’ compensation structure comes from their Long Term Incentive Awards.

The Organization and Compensation Committee has analyzed whether the work of our current compensation consultant, the Hay Group, has raised any conflict of interest, taking into consideration the following factors: (i) the provision of other services to the Company by the Hay Group; (ii) the policies and procedures of the Hay Group that are designed to prevent conflicts of interest; (iii) any business or personal relationship of the Hay Group or the individual compensation advisors employed by the Hay Group with our President and Chief Executive Officer; (iv) any business or personal relationship of the individual compensation advisors with any member of the Organization and Compensation Committee; and (v) any stock of the Company owned by the Hay Group or the individual compensation advisors employed by the Hay Group. The Organization and Compensation Committee has determined, based on its analysis of the above factors, that the work of the Hay Group and the individual compensation advisors employed by the Hay Group as compensation consultants to the company has not created any conflict of interest.

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Components of Compensation

Our compensation program generally provides equivalent benefits for all salaried and hourly-paid employees. For our managers, directors and vice presidents, including our executive officers, we provide additional compensation designed to reward performance.  For 2014, the principal components of compensation for our Named Executive Officers were:

•	Base Salary;

•	Performance-Based Annual Bonus;

•	Long-Term Incentive Compensation, including periodic grants of long-term stock-based compensation, such as stock options, which are subject to time-based vesting requirements; and

•	Health and Welfare Benefits.

Base Salary.  The salaries for our Named Executive Officers have been established in order to be competitive with market practices so as to allow us to attract and retain senior executive talent. Salary decisions are also influenced by equity grants based on the relationship between salaries among the executives and each executive’s role and responsibilities and the impact on the Company’s performance.  Other factors considered by the Organization and Compensation Committee include an executive’s experience, specific skills, tenure and individual performance. In setting base salaries for the Named Executive Officers, we also consider how equity can be used to balance an executive’s overall compensation to make it competitive based on an analysis of peer group data.   In 2014, the base salaries of our President and Chief Executive Officer and Chief Financial Officer were increased from $325,000 to $361,846 and from $212,100 to $226,572, respectively.

Performance-Based Annual Bonus. Each year, the Organization and Compensation Committee adopts guidelines pursuant to which it calculates the annual cash incentive awards available to our Named Executive Officers, subject to the Organization and Compensation Committee’s oversight and modification. The Organization and Compensation Committee believes that our annual incentive program provides our Named Executive Officers with a team incentive to both enhance our financial performance and perform at the highest level. The terms of these programs are not contained in a formal written plan. No executive is part of an incentive plan that has any guaranteed bonus amounts.

We structured specific annual incentive compensation pay for 2014 based upon the Company’s achievement of its overall corporate goals. In addition, the Chief Financial Officer’s annual incentive compensation pay is based on individual performance goals set and established by the President and Chief Executive Officer and reviewed and approved by the Organization and Compensation Committee.  After our Board of Directors reviewed the strategic plan and budget for the year, the Organization and Compensation Committee set annual corporate goals designed to induce achievement of that plan and budget.  For 2014, in accordance with the employment agreement for the President and Chief Executive Officer, our President and Chief Executive Officer’s bonus target was set at 70% of base compensation, and the Chief Financial Officer’s bonus was set at 30% of base compensation

Since the Company exceeded all of its overall corporate and budget goals for 2014, bonuses were paid for 2014 as follows:

	Base Pay for Bonus Calculation (a)	Base Bonus Opportunity (b)	Base Bonus Available (c)	Base Bonus Paid (d)	Discretionary Bonus Value Paid (e)	Total Bonus Value Paid (f)
Jason Grenfell-Gardner	$350,000	70%	$245,000	$281,750	$320,000	$601,750
Jenniffer Collins	218,463	30%	65,539	74,714	105,000	179,714
TOTAL	$568,463		$310,539	$356,464	$425,000	$781,464

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Where:

•	(c), or Base Bonus Available = Base Pay (a) x Base Bonus Opportunity (b);

•	(d), or Base Bonus Paid = Base Pay (a) x Base Bonus Opportunity (b) at 115% for our President and Chief Executive Officer and 114% for our Chief Financial Officer;

•	(e), or Discretionary Bonus, was awarded by the Organization and Compensation Committee of the Board of Directors, includes $70,000 discretionary bonus in cash and 25,000 RSUs for the President and Chief Executive Officer, and a $30,000 discretionary cash bonus and 7,500 RSUs for the Chief Financial Officer.

Not included in the table are the following RSU grants made on February 11, 2015: an aggregate of 110,000 RSUs to our President and Chief Executive Officer, which are valued at $10.67 per share, and an aggregate of 39,000 RSUs to our Chief Financial Officer, which are valued at $10.67 per share.

•	(f), or Total Bonus Paid, equals Base Bonus Paid (d) + Discretionary Bonus Paid (e).

For the year ended 2014, the Company’s overall corporate objectives were as follows:

•	Achieve a determined level of sales and adjusted EBIT and Gross Margin as a percentage of total revenue;

•	Submit a certain number of ANDA filings;

•	Expand investor relations platform and shareholder base; and

•	Organizational development to include successful FDA inspections.

Given that the foregoing goals were met, our Board of Directors, based on the recommendation of our Organization and Compensation Committee, determined that our Named Executive Officers were entitled to the additional discretionary bonuses paid.

Long Term Incentive Compensation. The Organization and Compensation Committee considered how equity can be used to balance an executive’s overall compensation to make it competitive based on an analysis of peer group data as well as to incentivize our Named Executive Officers. Based on the foregoing considerations of competitiveness and incentivization, we decided to increase the equity compensation portion of our executive’s overall compensation.

Benefits.

Employment and Consultant Agreements.  The Company entered into employment agreements with its President and Chief Executive Officer and Chief Financial Officer in connection with their hiring.  The Company does not have employment agreements with any other employees.

Company-Wide Benefits.   Executive officers and all full-time employees are eligible to participate in the Company’s standard benefit program, which includes health insurance, 401(k), disability and life insurance, flexible spending accounts, travel assistance, paid time off and holidays.  The Company matches employee 401(k) contributions at a rate of 100% of the first 3% of compensation contributed by participants and 50% of the next 2% of compensation contributed by participants. We do not offer any benefits to our Named Executive Officers that are not offered to our other employees.

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Other Considerations.

Tax Considerations.  It has been and continues to be our intent that all non-equity incentive payments be deductible unless maintaining such deductibility would undermine our ability to meet our primary compensation objectives or is otherwise not in our best interest. At this time, essentially all compensation (except certain equity incentives) paid to the Named Executive Officers is deductible under Section 162(m) of the Internal Revenue Code.  We also regularly analyze the tax effects of various forms of compensation and the potential for excise taxes to be imposed on the executive officers which might have the effect of frustrating the purposes of such compensation.

Accounting Treatment Considerations.  We are especially attuned to the impact of Accounting Standards Codification (“ASC”) Topic 718, Stock Compensation, with respect to the grant and vesting of equity compensation awards.  Prior to the granting of such awards, we analyze the short and longer-term effects of any particular award on our budget for the year of grant and anticipated financial impact in future years.  This information is taken into account in determining the type and vesting parameters for equity-based compensation awards.

Timing of Equity Grants and Equity Grant Practices.  The Organization and Compensation Committee recommends to the Board equity compensation to all of the Named Executive Officers and all other Company employees.  All awards are made based on the closing price of our stock on the date of the approved award.  In addition, awards may be made to new employees upon their joining the Company, and to employees who are promoted during the year.  The timing of such awards depends on those specific circumstances and is not tied to any other particular company event, anticipated events or announcements.

COMPENSATION COMMITTEE REPORT

The Organization and Compensation committee of our Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, which appears elsewhere in this proxy statement, with our management. Based on this review and discussion, the Organization and Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our proxy statement.

Members of the IGI Laboratories, Inc. Organization and Compensation Committee

Narendra Borkar
James C. Gale
John Celentano

RISKS RELATED TO COMPENSATION PRACTICES AND POLICIES

Consistent with SEC disclosure requirements, we have assessed the Company’s compensation policies, practices and awards and have concluded that our compensation policies, practices and awards do not create risks that are reasonably likely to have a material adverse effect on the Company. Our management assessed the Company’s compensation and benefits programs to determine if the programs’ provisions and operations create undesired or unintentional risk of a material nature. We do not have any programs where a participant may be able to directly affect variability or timing of a payout. Rather, our compensation programs include a combination of fixed base salaries, cash bonuses, long-term incentive awards and employee retirement plans that are generally uniform in design and operation throughout the Company and with all levels of employees.

Based on the foregoing, we believe that our compensation policies, practices and awards do not create risks that are likely to have a material adverse effect on the Company as a whole. We also believe that our incentive compensation arrangements provide incentives that do not encourage risk-taking beyond the organization’s ability to effectively identify and manage significant risks, are compatible with our effective internal controls and our risk management practices, and are supported by the oversight and administration of the Compensation Committee with regard to executive compensation programs.

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EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table shows the total compensation paid or accrued during the last three fiscal years ended December 31, 2014, 2013 and 2012 to our Chief Executive Officer and our Chief Financial Officer.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(4)	Option Awards ($)(4)	All Other Compensation ($)		Total ($)

Jason Grenfell-Gardner,	2014	361,846	(2)	351,750	(3)	—	—	32,899	(5)	746,495
President and Chief	2013	315,000		250,298		929,500	22,994	27,490	(6)	1,545,282
Executive Officer(1)	2012	121,153		39,174		—	276,759	3,224	(7)	440,310

Jenniffer Collins,	2014	226,572	(2)	104,714	(8)	—	—	25,363	(9)	356,649
Chief Financial	2013	212,100		49,075		—	—	26,258	(10)	287,433
Officer	2012	212,019		20,177		12,206	—	24,337	(11)	268,739

(1)	Mr. Grenfell-Gardner commenced employment as our President and Chief Executive Officer on July 30, 2012.

(2)	Although Mr. Grenfell-Gardner’s annual base salary is $350,000, during the fiscal year ended December 31, 2014, he received $361,846 in total base salary due to the inclusion of an additional payroll period during the 2014 calendar year. Although Ms. Collin’s annual base salary is $218,463, during the fiscal year ended December 31, 2014, she received $226,572 in total base salary due to the inclusion of an additional payroll period during the 2014 calendar year.

(3)	Includes receipt of a one-time performance bonus of $75,000 in March 2014.

(4)	These amounts represent the aggregate grant date fair value for stock awards for fiscal years 2012, 2013 and 2014, respectively, computed in accordance with FASB ASC Topic 718. A discussion of the assumptions used in determining grant date fair value may be found in Note 12 to our Financial Statements, included in our Annual Report on Form 10-K for the year ended December 31, 2014.

(5)	Includes $17,547 relating to premiums for medical and dental insurance paid for by the Company, $1,336 in premiums paid for by the Company for a life insurance policy to benefit Mr. Grenfell-Gardner with a face amount of $280,000, and $14,016 of matching contributions made under the Company’s 401(k) plan.

(6)	Includes $17,915 relating to premiums for medical and dental insurance paid for by the Company, $1,336 in premiums paid for by the Company for a life insurance policy to benefit Mr. Grenfell-Gardner with a face amount of $280,000, and $8,239 of matching contributions made under the Company’s 401(k) plan.

(7)	Includes $2,667 relating to premiums for medical and dental insurance paid for by the Company and $557 in premiums paid for by the Company for a life insurance policy to benefit Mr. Grenfell-Gardner with a face amount of $280,000.

(8)	Includes receipt of a one-time performance bonus of $30,000 in March 2014.

(9)	Includes $24,027 relating to premiums for medical and dental insurance paid for by the Company and $1,336 in premiums paid for by the Company for a life insurance policy to benefit Ms. Collins with a face amount of $280,000.

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(10)	Includes $24,923 relating to premiums for medical and dental insurance paid for by the Company and $1,336 in premiums paid for by the Company for a life insurance policy to benefit Ms. Collins with a face amount of $280,000.

(11)	Includes $23,001 relating to premiums for medical and dental insurance paid for by the Company and $1,336 in premiums paid for by the Company for a life insurance policy to benefit Ms. Collins with a face amount of $280,000.

2014 Fiscal Year Grants of Plan-Based Awards

There were no grants of non-equity incentive plan awards or grants of equity awards made to our executive officers during the fiscal year ended December 31, 2014.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Agreements with Executive Officers

President and Chief Executive Officer. Jason Grenfell-Gardner joined IGI as our President and Chief Executive Officer and entered into an employment agreement, effective July 30, 2012 (the “CEO Employment Agreement”). Under the CEO Employment Agreement, Mr. Grenfell-Gardner is entitled to an annual base salary of $315,000, which was increased in accordance with terms of the CEO Employment Agreement to $350,000 for the fiscal year ended 2014. Mr. Grenfell-Gardner is also eligible to receive an annual performance bonus for each calendar year during the term of his employment, which may be payable in either cash, stock options and/or restricted stock, provided Mr. Grenfell-Gardner is employed on December 31 of such fiscal year. Mr. Grenfell-Gardner’s target annual performance bonus will be equal to 70% of his base salary then-in effect for the applicable fiscal year. The amount of any such annual performance bonus shall be determined by the Organization and Compensation Committee of the Board of Directors in their discretion, with reference to Mr. Grenfell-Gardner’s fulfillment of performance goals established by the Organization and Compensation Committee of our Board of Directors.

In connection with the entry into the CEO Employment Agreement, Mr. Grenfell-Gardner received (i) 325,000 shares of restricted stock (the “Restricted Stock Award”), (ii) an option to purchase 975,000 shares of the Company’s common stock at an exercise price of $1.02 per share (the “Primary Option”) and (iii) a supplemental option to purchase 50,000 shares of the Company’s common stock (the “Supplemental Option”): options to purchase 25,000 shares of the Company’s common stock at an exercise price of $1.02 per share were issued on July 30, 2012, and are now fully vested; options to purchase 25,000 shares of the Company’s common stock at an exercise price of $2.89 were issued on December 30, 2013, and vest ratably on December 30 of each of 2013, 2014 and 2015. The Restricted Stock Award and the Primary Option are subject to and governed by the terms of the 2009 Plan and a restricted stock award agreement and stock option award agreement, respectively, which agreements provide that one-third of each award shall vest ratably on July 30 of each of 2013, 2014 and 2015. The Supplemental Option is subject to and governed by the terms of the 2009 Plan and stock option award agreements. In addition, any options or restricted stock that remain unvested immediately prior to a change in control, as defined below, will immediately vest, provided that Mr. Grenfell-Gardner remains in continuous service with the Company through the consummation of that change in control.

Either party may terminate Mr. Grenfell-Gardner’s employment at any time, provided that Mr. Grenfell-Gardner shall provide 30 days’ written notice to the Company of any such termination.

Mr. Grenfell-Gardner is also subject to certain restrictive covenants as set forth in the CEO Employment Agreement, including confidentiality, non-solicitation and non-competition covenants. Mr. Grenfell-Gardner also agrees to assign certain intellectual property to the Company. Mr. Grenfell-Gardner is also entitled to participate in certain of the Company’s benefit programs on the same terms and conditions generally provided by the Company to its executive employees.

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Chief Financial Officer. Jenniffer Collins joined IGI as our Chief Financial Officer pursuant to an employment agreement, effective July 21, 2011 (the “CFO Employment Agreement”). Under the CFO Employment Agreement, Ms. Collins receives an annual base salary of $210,000, which was increased in accordance with terms of the CFO Employment Agreement to $218,463 for the fiscal year ended 2014. Ms. Collins is also eligible to receive an annual performance bonus for each calendar year during the term of her employment, which may be payable in either cash, stock options and/or restricted stock, provided Ms. Collins is employed on December 31 of such fiscal year. Ms. Collins’ target annual performance bonus will be equal to 30% of her base salary then-in effect for the applicable fiscal year. The amount of any such annual performance bonus shall be determined by the Organization and Compensation Committee of the Board of Directors in their discretion, with reference to Ms. Collins’ fulfillment of performance goals established by the Board of Directors or any committee with respect to the applicable fiscal year.

In connection with entering into the CFO Employment Agreement, Ms. Collins received an option to purchase 225,000 shares of the Company’s common stock at an exercise price of $1.04 per share. The option is subject to and governed by the terms of the 2009 Plan and a stock option award agreement, and is now fully vested. In addition, any options or restricted stock that remain unvested immediately prior to a change in control, as defined below, will immediately vest, provided that Ms. Collins remains in continuous service with the Company through the consummation of that change in control.

Either party may terminate Ms. Collins’ employment at any time, provided that Ms. Collins shall provide 30 days’ written notice to the Company of any such termination.

Ms. Collins is also subject to certain restrictive covenants as set forth in the CFO Employment Agreement, including confidentiality, non-solicitation and non-competition covenants. Ms. Collins also agrees to assign certain intellectual property to the Company. Ms. Collins is also entitled to participate in certain of the Company’s benefit programs on the same terms and conditions generally provided by the Company to its executive employees.

Outstanding Equity Awards at 2014 Fiscal Year-End

The following table shows grants of stock options and grants of unvested stock awards outstanding on the last day of the fiscal year ended December 31, 2014 to each of the executive officers named in the Summary Compensation Table.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)

Jason Grenfell-Gardner,	675,000	325,000	1.02	7/30/22	108,334	953,339(2)
President and Chief Executive Officer	16,666	8,334	2.89	12/30/23

Jenniffer Collins, Chief Financial Officer	225,000	–	1.04	12/22/21	–	–

(1)	All of these options will vest on July 30, 2015.

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(2)	The market value of the stock awards is determined by multiplying the number of shares by $8.80, the closing price of our common stock on the NYSE MKT on December 31, 2014, the last day of our fiscal year.

Option Exercises and Stock Vested in 2014

The following table shows information regarding exercises of options to purchase our common stock and vesting of stock awards held by each executive officer named in the Summary Compensation Table during the fiscal year ended December 31, 2014.

No executive officer exercised an option to purchase our common stock during the fiscal year ended December 31, 2014.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Jason Grenfell-Gardner, President and Chief Executive Officer	108,333(1)	581,748

Jenniffer Collins, Chief Financial Officer	12,206(2)	45,162

(1)	108,333 shares vested on July 30, 2014, and the value realized is calculated by multiplying the number of vested shares by the closing price of our common stock on the NYSE MKT on the applicable vesting date.

(2)	12,206 shares vested on January 26, 2014, and the value realized is calculated by multiplying the number of vested shares by the closing price of our common stock on the NYSE MKT on the applicable vesting date.

Pension Benefits

We do not have any qualified or non-qualified defined benefit plans.

Nonqualified Deferred Compensation

We do not have any nonqualified defined contribution plans or other deferred compensation plan.

Potential Payments upon Termination or Change in Control

Set forth below is a description of the potential payments we would need to make upon termination of Mr. Grenfell-Gardner’s and Ms. Collins’ employment or upon a change in control of the Company. Any such payments are conditioned upon such executive’s execution and delivery to the Company, within 60 days following cessation of employment, of a general release of claims.

Termination by us without cause. If the executive’s employment is terminated by the Company without cause (as defined below), we are required to pay (i) their unpaid base salary through the effective date of termination and any reimbursable business expenses; (ii) the executive’s base salary as then in effect for a period of six months following termination of employment; and (iii) the executive’s annual performance bonus that would otherwise have been payable to the executive for the year in which the termination occurs, prorated as of the date of termination. Further, to the extent then unvested, upon such termination, a pro-rata portion of the executive’s options and restricted stock will become vested. However, any such payment obligations shall immediately terminate upon a judicial determination that the executive has breached certain confidentiality, non-solicitation, non-competition and/or conflict of interest provisions under their respective employment agreements.

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Termination for any other reason. If the executive’s employment is terminated by the Company other than without cause (as defined below), including, but limited to, termination for cause, as a result of the executive’s death or disability, or as a result of the executive’s resignation, we are required to pay their unpaid base salary through the effective date of termination.

Payments upon a Change in Control. The employment agreements of Mr. Grenfell-Gardner and Ms. Collins provide that, in the event of a “change in control,” provided they remain in continuous service with the Company through the consummation of such change in control, all unvested options and restricted stock awarded to them will immediately vest.

“Cause,” for purposes of each of the employment agreements, includes (i) commission of a willful and material act of dishonesty in the course of the executive’s duties under their respective employment agreements, (ii) conviction by a court of competent jurisdiction of a crime constituting a felony or conviction in respect of any act involving fraud, dishonesty or moral turpitude, (iii) the executive’s performance under the influence of controlled substances, or continued habitual intoxication, during working hours, after the Company shall have provided written notice to the executive and given the executive 30 days within which to commence rehabilitation with respect thereto, and the executive shall have failed to commence such rehabilitation or continued to perform under the influence after such rehabilitation, (iv) frequent or extended, and unjustifiable (not as a result of incapacity or disability) absenteeism, which shall not have been cured within 30 days after the Company’s written notice of breach and its intention to terminate the executive’s employment in accordance with the provisions of his or her employment agreement, (v) the executive’s personal, willful and continuing misconduct or refusal to perform his or her duties and responsibilities, or to carry out directives of the Board of Directors, which, if capable of being cured, shall not have been cured within 60 days after the Company’s written notice of breach and its intention to terminate the executive’s employment in accordance with the provision of his or her employment agreement or (vi) material non-compliance with the terms of his or her respective employment agreement, including, but not limited to, any breach of certain confidentiality, non-solicitation, non-competition and conflict of interest provisions thereunder.

A “change in control,” for purposes of each of the employment agreements, includes (a) any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than (i) an individual or entity holding securities of the Company as of the date hereof which represent 3% or more of the outstanding voting power of the all securities on matters to be generally voted upon by the Company's stockholders, (ii) Jane Hager, Edward Hager, Steve Morris, Frank Gerardi or any of their respective affiliates, any entity of which any of the foregoing are trustees, or trusts established for their benefit, (iii) the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, (iv) Signet Healthcare Partners, its affiliates or any of its affiliated funds, or (v) any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company) is or becomes the owner, directly or indirectly, of outstanding securities of the Company representing 60% or more of the combined voting power of the Company's then outstanding securities; (b) the consummation of a merger or consolidation of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 40% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a re-capitalization of the Company (or similar transaction) or a reincorporation of the Company into another jurisdiction; or (c) a sale of all or substantially all of the assets of the Company.

Director Compensation

In 2009, our Board of Directors unanimously adopted a non-employee director compensation program, which provides as follows:

•	on January 2nd of each year (or at the time of his or her appointment), each non-employee director shall be granted options to purchase 15,000 shares of our common stock under our 1999 Director Plan;

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•	on January 2nd of each year each of the Chairman of the Board, the Audit Committee and the Organization and Compensation Committee shall be granted options to purchase an additional 20,000, 20,000 and 15,000 shares of our common stock under our 1999 Director Plan, respectively; and

•	an annual cash retainer of $25,000, which is payable on a quarterly basis.

In addition, at the time of his or her appointment, each newly elected director shall be granted options to purchase an additional 15,000 shares of our common stock under our 2009 Plan.

All of such options are granted at an exercise price equal to the closing price of our common stock on the NYSE MKT on the date of grant and vest fully on the first anniversary of the date of grant.

The following table shows the total compensation paid or accrued during the fiscal year ended December 31, 2014 to each of our non-employee directors. Directors who are employed by us are not compensated for their service on our Board of Directors. Mr. Grenfell-Gardner, who served as our President and Chief Executive Officer during the year ended December 31, 2014, and continues to serve in that capacity, does not receive additional compensation for his service as a director and, therefore, is not included in the Director Compensation table below. All compensation paid to Mr. Grenfell-Gardner is reported in the Summary Compensation Table included under “Executive Officer and Director Compensation.”

Name	Fees Earned or Paid in Cash(1) ($)		Option Awards(2)(3) ($)		Change in Pension Value and Nonqualified Deferred Compensation Earnings(4) ($)	Total ($)

James. C. Gale	25,000	(4)	14,127		25,000	39,127

Narendra N. Borkar	25,000		28,254		—	53,254

Bhaskar Chaudhuri	25,000		32,963		—	57,963

Steven Koehler	5,435		88,536		—	93,971

Damian Finio	9,103		30,000	(5)	—	9,103

Joyce Erony	117,302	(4)	35,000	(6)	117,302	117,302

Michael Hemric	6,250		25,000	(7)	—	6,250

(1)	Each non-employee director was paid a fee of $25,000 for the fiscal quarter ended December 31, 2014, other than Messrs. Koehler, Finio, Erony and Hemric, who were paid a fee of $5,435, $9,103, $117,302 and $6,250, respectively. Such fees were prorated for the time such directors served on our Board of Directors and, in the case of Ms. Erony, included the payment of deferred fees for past service.

(2)	These amounts represent the aggregate grant date fair value of options granted to each director in 2014 computed in accordance with FASB ASC Topic 718. A discussion of the assumptions used in determining the grant date fair value can be found in Note 12 to our Financial Statements, included in our Annual Report on Form 10-K for the year ended December 31, 2014, which, for Messrs. Gale, Borkar, Hemric, and Chaudhuri and Ms. Erony, with respect to an option to acquire 35,000 shares of common stock, was $2.96 per share, for Mr. Koehler was $8.01 per share and for Mr. Finio was $5.50 per share.

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(3)	As of December 31, 2014, the aggregate amount of shares of common stock that can be acquired by each of director pursuant to outstanding option awards are as follows: (i) 120,000 for James C. Gale, (ii) 165,000 for Narendra N. Borkar, (iii) 130,000 for Bhaskar Chaudhuri and (iv) 30,000 for Steven Koehler. All other options listed for the other directors were forfeited because they each resigned prior to the full vesting of their options.

(4)	Each of Ms. Erony, our former Chairperson, and Mr. Gale, our current Chairman, agreed to defer payment of his or her fees until the Company becomes profitable. Ms. Erony’s fees were paid on June 2, 2014, at the effective time of her resignation.

(5)	Mr. Finio resigned from the Board of Directors effective August 11, 2014 and none of the shares of common stock underlying such option grant vested prior to his resignation and, as a result, he forfeited such options.

(6)	Ms. Erony did not stand for re-election at the 2014 annual meeting of stockholders and none of the shares of common stock underlying such option grant vested prior to her resignation and, as a result, she forfeited such options.

(7)	Mr. Hemric resigned from the Board of Directors effective April 1, 2014. As a result, none of the shares of common stock underlying such option grant vested prior to his resignation and, as a result, he forfeited such options.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain aggregate information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2014.

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(2)
Equity compensation plans approved by security holders(1)	2,436,334	$1.79	2,086,820

Equity compensation plans not approved by security holders	–	–	–
Total(1)	2,436,334		2,086,820

(1)	These plans consist of the 1999 Stock Incentive Plan, as amended, the 1999 Director Plan and the 2009 Plan.

(2)	Includes information with respect to the 1999 Director Plan and the 2009 Plan. As of December 31, 2014, we had 412,984 shares available for issuance pursuant to the 1999 Director Plan and 1,673,836 shares available for issuance pursuant to the 2009 Plan.

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REPORT OF AUDIT COMMITTEE

The Audit Committee of the Board of Directors, which consists entirely of directors who meet the independence and experience requirements of the NYSE MKT, has furnished the following report:

The Audit Committee assists the Board of Directors in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee’s role and responsibilities are set forth in our charter adopted by the Board of Directors, which is available on our website at www.igilabs.com. This committee reviews and reassesses our charter annually and recommends any changes to the Board of Directors for approval. The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of EisnerAmper LLP. In fulfilling its responsibilities for the financial statements for fiscal year December 31, 2014, the Audit Committee took the following actions:

•	Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2014 with management and EisnerAmper LLP, our independent registered public accounting firm;

•	Discussed with EisnerAmper LLP the matters required to be discussed in accordance with Auditing Standard No. 16- Communications with Audit Committees; and

•	Received written disclosures and the letter from EisnerAmper LLP regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding EisnerAmper LLP communications with the Audit Committee and the Audit Committee further discussed with EisnerAmper LLP their independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and EisnerAmper LLP, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for filing with the SEC. As Mr. Celentano, who is currently a member of our Audit Committee, was not yet a member of the Audit Committee at the time this report was issued, his signature is not included below.

Members of the IGI Laboratories, Inc. Audit Committee

Steven Koehler
Bhaskar Chaudhuri

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and beneficial owners of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in the ownership of our common stock and other equity securities. Such persons are required to furnish us copies of all Section 16(a) filings.

Our records reflect that all reports which were required to be filed pursuant to Section 16(a) of the Exchange Act were filed on a timely basis.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Other than the compensation agreements and other arrangements which are described in the “Executive Officer and Director Compensation” section of this proxy statement, during our last fiscal year, there has not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded $120,000 and in which any of our directors, nominees for director, executive officers, holders of more than five percent of any class of our voting securities or any member of the immediate family of the foregoing persons had or will have a direct or indirect material interest.

Policies and Procedures Regarding Review, Approval, or Ratification of Related Person Transactions

The Audit Committee is responsible for reviewing and approving in advance the terms and conditions of all related person transactions. In carrying out its responsibilities, the Audit Committee reviews and considers information regarding the related person transaction as it deems appropriate under the circumstances, which may include information such as the related person’s interest in the transaction, the approximate dollar value involved in the transaction, whether the transaction was undertaken in the ordinary course of business, whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party and the purpose of, and the potential benefits to us of, the transaction. The Audit Committee may approve or ratify the transaction only if it determines that, under all of the circumstances, the transaction is not inconsistent with our best interests.

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ELECTION OF DIRECTORS

(Notice Item 1)

On March 27, 2015, the Board of Directors nominated Jason Grenfell-Gardner, Narendra N. Borkar, Bhaskar Chaudhuri, Steven Koehler, James C. Gale and John Celentano for election at the annual meeting. If they are elected, they will serve on our Board of Directors until the 2016 Annual Meeting of Stockholders and until their respective successors have been elected and qualified, or until his or her earlier resignation or removal.

Unless authority to vote for any of these nominees is withheld, the shares represented by the enclosed proxy will be voted FOR the election as directors of Jason Grenfell-Gardner, Narendra N. Borkar, Bhaskar Chaudhuri, Steven Koehler, James C. Gale and John Celentano. In the event that any of the nominees become unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in that nominee’s place. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.

A plurality of the shares voted for each nominee at the Meeting is required to elect each nominee as a director.

The Board Of Directors Recommends The Election Of JASON GRENFELL-GARDNER, NARENDRA N. BORKAR, BHASKAR CHAUDHURI, STEVEN KOEHLER, JAMES C. GALE AND JOHN CELENTANO As Directors, And Proxies Solicited By The Board Will Be Voted In Favor Thereof Unless A Stockholder Has Indicated Otherwise On The Proxy.

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APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE OUR AUTHORIZED NUMBER OF SHARES OF COMMON STOCK FROM 60,000,000 TO 100,000,000

(Notice Item 2)

Background and Purpose

Our Amended and Restated Certificate of Incorporation currently authorizes the issuance of 60,000,000 shares of common stock, par value $0.01, and 1,000,000 shares of preferred stock, par value $0.01. As of April 24, 2015, we had 52,859,953 shares of common stock issued and outstanding, and we had a total of 3,205,918 shares of common stock reserved for issuance upon the exercise of outstanding options and other equity-based awards. As of April 24, 2015, no shares of our preferred stock were issued or outstanding. No change to our number of our authorized preferred stock is being made.

In addition, we completed an offering of $143,750,000 Convertible Senior Notes due 2019 on December 16, 2014, convertible into cash or shares of our common stock (which includes the exercise in full of an option to purchase an additional $18,750,000 of such notes) on December 22, 2014 (collectively, the “Notes”). We received aggregate net proceeds from the offering of approximately $138.7 million, after deducting underwriting discounts and commissions and the estimated expenses of the offering. We used the net proceeds for general corporate purposes, which included capital expenditures and potential future acquisitions and strategic transactions. Under the terms of the Notes, upon a conversion which can occur on or after September 15, 2019, unless certain conditions occur, we will pay or deliver, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election. Because of the limited number of our authorized but unissued shares of common stock that were available at that time, we could only reserve 2,583,069 shares of our common stock for conversion. As a result, in order to effectuate a stock settlement upon conversion of the Notes, we must receive stockholder approval to amend our Amended and Restated Certificate of Incorporation to authorize the balance of common stock needed in the event of full settlement of the conversion in common stock of the Company. In the event the amendment is approved, we will reserve a sufficient number of shares of our authorized but unissued common stock in order to be able to effectuate a stock conversion.

As described in further detail in Item No. 3, this amendment will increase the number of our authorized shares of common stock by 40,000,000 shares, which we need to be able to issue 12,732,168 shares of the Company’s common stock as permitted under the Notes and to provide an appropriate number of authorized but unissued shares that will provide us flexibility to undertake important strategic initiatives which the Board may approve from time to time. While we have no current expectation that we would issue that number of shares upon conversion of the Notes, obtaining stockholder approval of this proposal, along with the approval described in Item No. 3, will give us the flexibility to satisfy our conversion obligations under the Notes in shares of common stock. Prior to obtaining such approval to increase the authorized number of shares of common stock, we are required to satisfy those obligations solely in cash. Additionally, we expect that this approval, together with the approval described in Item No. 3 would have the accounting consequences described in Item No. 3.

In addition to providing us with the availability of converting the Notes into shares of our common stock, which would free up our cash, increasing the number of authorized shares of common stock would give us overall greater flexibility in growing our company. An important component of our business strategy is to continue to make significant investments to expand our business in the near future. We are always investigating additional sources of financing, potential acquisitions and other opportunities for growth and increasing shareholder value. The failure of stockholders to approve the amendment may require us to forego or otherwise limit our current expansion strategies or potential attractive acquisition opportunities that may arise. The availability of such additional shares would provide us with the flexibility to issue common stock upon conversion of the Notes, for use in possible future financings, stock dividends or distributions, acquisitions, other strategic transactions and general corporate purposes that may be identified in the future by the Board of Directors, without the possible expense and delay of seeking stockholder approval. We do not currently have any specific plans, commitments, arrangements or understandings relating to the issuance of any additional shares of our authorized Common Stock that will become available following the amendment to our Amended and Restated Certificate of Incorporation. The additional shares of authorized common stock, when issued, would have the same rights and privileges as the shares of common stock currently issued and outstanding.

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As a result of the foregoing, on March 27, 2014, our Board of Directors approved an amendment to our Amended and Restated Certificate of Incorporation, subject to stockholder approval, to increase the number of shares of our common stock authorized for issuance from 60,000,000 to 100,000,000.

The affirmative vote of at least a majority of the outstanding shares of our common stock will be required for approval of the amendment. If our stockholders approve the amendment, we will file the amendment with the Secretary of State of the State of Delaware as soon as reasonably practicable after the annual meeting.

The Board of Directors believes that it is in our best interests to increase the number of authorized shares of common stock in order to maintain the flexibility of delivering shares of Company common stock upon conversion of the Notes and have additional authorized but unissued shares available for issuance to meet business needs as they arise.

Consequences of Approval of Additional Authorized Common Stock

If approved, the additional authorized shares of common stock will allow the Company to settle its obligations under the Notes, as outlined in Item No. 3, with common stock instead of cash and provide the Company with additional flexibility to continue to make significant investments in our business to expand this business in the near future. If approved, the additional authorized shares of common stock will be available for issuance at such times and for such purposes as the Board of Directors may deem advisable without further action by the Company’s stockholders, except as may be required by applicable laws or regulations, including the rules of the NYSE MKT exchange. The additional 40,000,000 of authorized shares of common stock will be available for issuance by the Company in connection with the conversion of the outstanding Notes, as described in Item No. 3. We do not currently have any specific plans, commitments, arrangements or understandings relating to the issuance of any additional shares of our authorized common stock that will become available following the amendment to our Amended and Restated Certificate of Incorporation. The Board does not intend to issue any stock except on terms or for reasons which the Board deems to be in the best interests of the Company and its stockholders. Because the holders of the Company’s common stock do not have preemptive rights, the issuance of additional shares of common stock (other than on a pro-rata basis to all current stockholders, such as pursuant to a stock dividend) would have the effect of reducing the current stockholders’ proportionate interests.

Under current NYSE MKT rules, stockholder approval is generally required to issue common stock, or securities convertible into or exercisable for common stock, in one or a series of related transactions, if such common stock represents 20% or more of the voting power of the outstanding common stock of the Company. Common stock issued for cash in a public offering, however, is excluded from this stockholder approval requirement as are the shares of common stock issued for cash in a private offering at a price at least equal to both book value and market value of the common stock. NYSE MKT rules also require stockholder approval for an issuance of shares that would result in a change of control of the Company as well as for stock issuances in connection with certain equity benefit plans or related party transactions.

The Board of Directors has the authority, without action by the stockholders, to designate and issue preferred stock in one or more series and to designate the dividend rate, voting rights, conversion rights, conversion rates, rights and terms of redemption and other rights, preferences and restrictions of each series, any or all of which may be greater than the rights of the common stock. It is not possible to state the actual effect of the issuance of any preferred stock upon the rights of holders of the common stock until the Board of Directors determines the specific rights of the holders of such preferred stock. The effects might include, among others, restricting dividends on the common stock, diluting the voting power of the common stock, impairing the liquidation rights of the common stock and delaying or preventing a change in control of the Company without further action by the stockholders. The Company at this time has no plans or commitments to issue any shares of preferred stock. Subject to the requirements of the NYSE MKT, preferred stock may be designated and issued from time to time without action by the Company’s stockholders to such persons and for such consideration and on such terms as the Board of Directors determines.

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Anti-takeover Effects

The proposal to increase the authorized common stock may be construed as having an anti-takeover effect, because authorized and unissued common stock could be issued for the purpose of discouraging an attempt by another person to take control of the Company. Neither the management of the Company nor the Board of Directors, however, view this proposal as an antitakeover mechanism. In addition, this proposal is not part of any plan by the Company to recommend a series of anti-takeover amendments to the Amended and Restated Certificate of Incorporation that could be construed to affect the ability of third parties to take over or change control of the Company.

Certificate of Amendment

If the stockholders approve the proposal, the Company will cause a certificate of amendment to the Company’s Amended and Restated Certificate of Incorporation to be filed with the Delaware Secretary of State. Upon the effectiveness of the proposed amendment, paragraph (1) of Article Fourth of our Amended and Restated Certificate of Incorporation would be revised to read substantially as follows:

(1)	The total number of shares of all classes of capital stock that the Corporation is authorized to issue is 101,000,000 shares, of which (i) 100,000,000 shares shall be common stock, par value $0.01 per share (“Common Stock”) and (ii) 1,000,000 shall be preferred stock, par value $0.01 per share (“Preferred Stock”).

Upon effectiveness of the certificate of amendment, the increase will be effective without any further action on the part of our stockholders.

The Board of Directors recommends a vote to approve the amendment to our Amended and Restated Certificate of Incorporation to increase the authorized capital Unless A Stockholder Indicates Otherwise On The Proxy.

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APPROVAL OF THE ISSUANCE OF OUR COMMON STOCK UPON CONVERSION OF OUR
3.75% CONVERTIBLE SENIOR NOTES DUE 2019

(Notice Item 3)

Background

As discussed in Item No. 2, on December 16, 2014, we issued $125,000,000 aggregate principal amount of our Notes and, on December 22, 2014, the initial purchasers of our Notes exercised their option to purchase an additional $18,750,000 aggregate principal amount of the Notes. The Notes are convertible into cash or shares of our common stock. Upon receipt of the approvals described in this Item No. 3 and in Item No. 2, we will have the discretion to elect to settle our conversion obligations in cash, shares of our common stock or a combination of cash and shares of our common stock, based on the conversion rate for the Notes, which is initially 88.5716 shares of our common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of $11.29 per share of our common stock). The maximum number of shares that the Notes are convertible into, taking into consideration adjustments to the conversion rate, is 16,169,848 shares. Unless and until such approvals are obtained, however, we will be required to settle our conversion obligations in cash, as described below.

Because our common stock is listed on the NYSE MKT, we are subject to NYSE MKT rules and regulations. Section 312.03(c) of the NYSE Listed Company Manual requires shareholder approval in certain circumstances prior to the issuance of common stock or securities convertible into or exercisable for common stock, in any transaction or series of related transactions if (1) the common stock has, or will have upon issuance, voting power equal to 20% or more of the voting power outstanding before the issuance of such stock or of securities convertible into or exercisable for common stock or (2) the number of shares of common stock to be issued is, or will upon issuance, equal 20% or more of the number of shares of common stock outstanding before the issuance of the common stock or of securities convertible into or exercisable for common stock.

Because the maximum number of shares of our common stock issuable upon the conversion of the Notes could otherwise exceed the maximum amount issuable under the continued listing standards of the NYSE MKT without obtaining shareholder approval, and because we do not have enough shares of our common stock authorized and available for issuance to satisfy conversions of the Notes fully into shares of our common stock, we agreed in the Indentures (as defined below) that, unless we had obtained shareholder approval to (i) amend our Amended and Restated Certificate of Incorporation to sufficiently increase the number of authorized but unissued shares of our common stock to permit the conversion and settlement of all Notes into shares of our common stock (assuming, for such purpose that all such Notes will be settled through stock settlement at the maximum conversion rate of 112.4859 shares of common stock per $1,000 principal amount of Notes (or up to a total of 16,169,848 shares), subject to adjustment in accordance with the terms of the Indentures (the “Maximum Number of Convertible Shares”)), and (ii) to authorize the issuance of the Maximum Number of Convertible Shares in accordance with the continued listing standards of the NYSE MKT, we would be required to settle our conversion obligations entirely in cash. We agreed in the Indenture to, in accordance with Delaware law and the listing standards of the NYSE MKT, as applicable, for each of our two successive regularly scheduled annual shareholder meetings until shareholder approval is obtained, put forth a proposal on the official shareholder voting ballot seeking approval of our stockholders of each of the foregoing matters, the Board of Directors recommending shareholders vote in favor of such proposals and supporting such proposals in the event of any potential opposition.

Failure to obtain such stockholder approval, along with the approval described in Item 2, with respect to the Notes would prevent the Company from using shares of common stock instead of cash to settle amounts due upon conversion, thereby limiting the Company’s flexibility in managing its cash position. In addition, restrictions in our then-existing credit facilities or other indebtedness, if any, may not allow us make cash payments upon conversions of the Notes. Our failure to make any such cash payments could result in a default under our then-outstanding indebtedness.

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We are, therefore, asking our shareholders to consider and vote upon this proposal to approve the issuance of common stock issuable upon conversion of the Notes in excess of the Maximum Amount. The sum of the Maximum Number of Convertible Shares is 16,169,848 shares of common stock. However, as noted above, our ability to issue shares of common stock upon conversion of the Notes is also limited by the number of authorized but unissued shares of common stock under our Amended and Restated Certificate of Incorporation at the time of the conversion or exercise. As of December 31, 2014, the number of authorized but unissued shares of common stock, excluding common stock reserved for issuance upon the exercise of outstanding stock options and other equity based awards, was 4,659,879. Of this amount, 2,583,059 shares have been reserved for the conversion of the Notes. Pursuant to Item 2, we are seeking to amend our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock which, if approved by our shareholders, could provide additional shares for the conversion of Notes.

Accounting Treatment

Under Accounting Standards Codification 470-20, “Debt with Conversion and Other Options” (“ASC 470-20”), an entity must separately account for the liability and equity components of the convertible debt instruments (such as the Notes) that may be settled entirely or partially in cash upon conversion in a manner that reflects the issuer’s economic interest cost. Under ASC 470-20, the equity component is the fair value of variable conversion features. The effect of ASC 470-20 on the accounting for the Notes is that the equity component is required to be included in the additional paid-in capital section of stockholders’ equity on our consolidated balance sheet and the value of the equity component would be treated as original issue discount for purposes of accounting for the debt component of the Notes. As a result, we will be required to record a greater amount of non-cash interest expense in current periods presented as a result of the amortization of the discounted carrying value of the Notes to their face amount over the term of the Notes. We will report lower net income in our financial results because ASC 470-20 will require interest to include both the current period’s amortization of the debt discount and the instrument’s coupon interest, which could adversely affect our reported or future financial results, the market price of our common stock and the trading price of the Notes.

Since the Company does not have sufficient authorized shares available to share-settle the conversion option in full, the embedded conversion option does not qualify for equity classification and instead is separately valued and accounted for as a derivative liability. On December 16, 2014, the initial value allocated to the derivative liability was $43.7 million of the $143.75 million principal amount of the Notes, which represents a discount to the debt to be amortized through interest expense using the effective interest method through the maturity of the Notes. Accordingly, the effective interest rate used to amortize the debt discount on the Notes is 12.94%. During each reporting period, the derivative liability is marked to fair value through the statement of operations. As of December 31, 2014, the derivative liability, which is classified in long-term liability, had a fair value of $41.4 million. This resulted in a change in the fair value of the derivative liability of $2.3 million for the year ended December 31, 2014. If the Company receives shareholder approval for the increase in the number of shares of common stock authorized and available for issuance upon conversion of the Notes so the conversion option can be share-settled in full, the conversion option may qualify for equity classification and the bifurcated derivative liability would no longer need to be accounted for as a separate derivative on a prospective basis from the date of reassessment. Any remaining debt discount that arose at the date of debt issuance from the original bifurcation will continue to be amortized through interest expense.

The Notes

The Notes are governed by an indenture (the “Indenture”) between us and Wilmington Trust, National Association, as trustee (the “Trustee”). Under the terms of the Indenture, the Notes bear interest at a rate of 3.75% per year, payable semiannually in arrears on June 15 and December 15 of each year, beginning on June 15, 2015. The Notes will mature on December 15, 2019, unless earlier purchased, redeemed or converted. Holders may convert their Notes at their option at any time prior to the close of business on the business day immediately preceding September 15, 2019, only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on March 31, 2015 (and only during such calendar quarter), if the last reported sale price of our common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the applicable conversion price on each applicable trading day; (2) during the ten consecutive business day period after any five consecutive trading day period (the “Measurement Period”) in which the trading price per $1,000 principal amount of Notes for each trading day of the Measurement Period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate on each such trading day; (3) upon the occurrence of specified corporate events; or (4) if we call the Notes for redemption. On or after September 15, 2019, until the close of business on the business day immediately preceding the maturity date, holders may convert their Notes at any time, regardless of the foregoing circumstances.

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The initial conversion rate for the Notes is 88.5716 shares of common stock per $1,000 in principal amount of Notes, equivalent to a conversion price of $11.29 per share of our common stock. The conversion rate is subject to adjustment upon the occurrence of specified events but will not be adjusted for accrued and unpaid interest. The maximum number of shares that the Notes are convertible into, taking into consideration adjustments to the conversion rate, is 16,169,848 shares. If we undergo a “fundamental change” (as defined in the Indenture), holders may require us to repurchase all or part of their Notes for cash at a price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date. In some circumstances involving a “make-whole adjustment event” (as defined in the Indenture), a converting holder will also be entitled to an increase in the conversion rate as set forth in the Indenture.

The Terms of the Notes are complex. The foregoing summary of terms is general in nature and is qualified by reference to the full text of the Indenture and the Purchase Agreement attached as exhibits to our Current Report on Form 8-K filed with the SEC on December 17, 2014, as updated in any subsequent filings.

The affirmative vote of a majority of the votes cast in person or by proxy on the proposal at the annual meeting is required for approval of this proposal. Broker non-votes will not be considered votes cast on the proposal and will not have a positive or negative effect on the outcome of the voting. Under applicable NYSE MKT rules, abstentions will be deemed votes cast and will have the same effect as votes against the proposal.

The Board of Directors recommends a vote to approve the issuance of our Common Stock upon conversion of our 3.75% Convertible Senior Notes due 2019 in excess of the NYSE MKT limits for share issuances without shareholder approval Unless A Stockholder Indicates Otherwise On The Proxy.

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INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Notice Item 4)

The Audit Committee has appointed EisnerAmper LLP as our independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2015. The Board of Directors proposes that the stockholders ratify this appointment. EisnerAmper LLP audited our financial statements for the fiscal year ended December 31, 2014. We expect that representatives of EisnerAmper LLP will be present at the annual meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

In deciding to appoint EisnerAmper LLP, the Audit Committee reviewed auditor independence issues and existing commercial relationships with EisnerAmper LLP and concluded that EisnerAmper LLP has no commercial relationship with the Company that would impair its independence for the fiscal year ending December 31, 2015.

The following table presents fees for professional audit services rendered by EisnerAmper LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2014, and December 31, 2013, and fees billed for other services rendered by EisnerAmper LLP during those periods.

	2014	2013
Audit fees:(1)	$273,000	$224,000
Audit related fees:	—	—
Tax fees:(2)	$24,000	—
All other fees:
Total	$297,000	$224,000

(1)	Audit fees consisted of audit work performed in the preparation of financial statements, as well as work generally only the independent registered public accounting firm can reasonably be expected to provide, such as statutory audits.

(2)	Tax fees consist principally of assistance with matters related to Section 328 Analysis as well as tax compliance and reporting.

The percentage of services set forth above in the categories that were approved by the Audit Committee pursuant to Rule 2-01(c)(7)(i)(C) (relating to the approval of a de minimis amount of non-audit services after the fact but before completion of the audit), was 8%.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-audit Services of Independent Public Accountant

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm.

Prior to engagement of an independent registered public accounting firm for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.

1.        Audit services include audit work performed in the preparation of financial statements, as well as work that generally only an independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

2.        Audit-Related services are for assurance and related services that are traditionally performed by an independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

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3.        Tax services include all services performed by an independent registered public accounting firm’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

4.        Other Fees are those associated with services not captured in the other categories. The Company generally does not request such services from our independent registered public accounting firm.

Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires our independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage our independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging our independent registered public accounting firm.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

In the event the stockholders do not ratify the appointment of EisnerAmper LLP as our independent registered public accounting firm, the Audit Committee will reconsider its appointment.

The affirmative vote of a majority of the shares cast affirmatively or negatively at the annual meeting is required to ratify the appointment of the independent registered public accounting firm.

The Board Of Directors Recommends A Vote To Ratify The Appointment Of EISNERAMPER LLP As Our Independent Registered Public Accounting Firm, And Proxies Solicited By The Board Will Be Voted In Favor Of Such Ratification Unless A Stockholder Indicates Otherwise On The Proxy.

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ADVISORY VOTE ON APPROVAL OF EXECUTIVE COMPENSATION
AS DISCLOSED IN THIS PROXY STATEMENT

(Notice Item 5)

We are seeking your advisory vote as required by Section 14A of the Securities Exchange Act of 1934, as amended, on the approval of the compensation of our named executive officers as described in the Compensation Discussion and Analysis, the compensation tables and related material contained in this proxy statement. Because your vote is advisory, it will not be binding on our Organization and Compensation Committee or our Board of Directors. However, the Organization and Compensation Committee and the Board of Directors will review the voting results and take them into consideration when making future decisions regarding executive compensation. We have determined to hold an advisory vote to approve the compensation of our named executive officers annually, and the next such advisory vote will occur at the 2016 Annual Meeting of Stockholders.

Our compensation philosophy is designed to align each executive’s compensation with IGI’s short-term and long-term performance and to provide the compensation and incentives needed to attract, motivate and retain key executives who are crucial to our long-term success. Consistent with this philosophy, a significant portion of the total compensation opportunity for each of our executives is directly related to performance factors that measure our progress against the goals of our strategic and operating plans, as well as our performance against that of our peer companies.

Stockholders are urged to read the Compensation Discussion and Analysis section of this proxy statement, which discusses how our compensation policies and procedures implement our compensation philosophy. The Organization and Compensation Committee and the Board of Directors believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving its goals.

In accordance with the rules of the SEC, the following resolution, commonly known as a “say-on-pay” vote, is being submitted for a stockholder vote at the 2015 annual meeting:

“RESOLVED, that the compensation paid to the named executive officers of IGI Laboratories, Inc., as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the related material disclosed in this proxy statement, is hereby APPROVED.”

The affirmative vote of a majority of the votes present or represented by proxy and entitled to vote at the annual meeting is required to approve, on an advisory basis, this resolution.

The Board Of Directors Recommends A Vote To Approve The Compensation Of Our Named Executive Officers, And Proxies Solicited By The Board Will Be Voted In Favor Of Such Approval Unless A Stockholder Indicates Otherwise On The Proxy.

46

CODE OF CONDUCT AND ETHICS

We have adopted a code of conduct and ethics, the 2012 Standards of Business Conduct, that applies to all of our employees, including our chief executive officer and chief financial and accounting officers. The text of the 2012 Standards of Business Conduct is posted on our website at www.igilabscom. Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct and ethics that apply to our directors, principal executive and financial officers will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting or the issuance of a press release of such amendments or waivers is then permitted by the rules NYSE MKT.

OTHER MATTERS

The Board of Directors knows of no other business which will be presented to the annual meeting. If any other business is properly brought before the annual meeting, proxies will be voted in accordance with the judgment of the persons named therein.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

To be considered for inclusion in the proxy statement relating to our 2016 Annual Meeting of Stockholders, we must receive stockholder proposals (other than for director nominations) no later than December 30, 2015. To be considered for presentation at the 2016 Annual Meeting, although not included in the proxy statement, proposals (including director nominations that are not requested to be included in our proxy statement) must be received no earlier than February 13, 2016 and no later than March 14, 2016, provided, however, in the event that the date of the 2016 Annual Meeting is more than 60 days before or more than 60 days after May 20, 2016, proposals must be received no earlier than the 90th day prior to the 2016 Annual Meeting Date and no longer than 60 days prior to the 2016 Annual Meeting Date or the 15th day following the day on which public announcement of the date of the 2016 Annual Meeting is first made by the Company. Proposals that are not received in a timely manner will not be voted on at the 2016 Annual Meeting. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals should be marked for the attention of our Corporate Secretary at our corporate offices, 105 Lincoln Avenue, PO Box 687, Buena, New Jersey 08310.

Buena, New Jersey

April 27, 2015

47

APPENDIX A – TEXT OF AMENDMENT TO CERTIFICATE OF INCORPORATION

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

IGI LABORATORIES, INC.

It is hereby certified that:

FIRST:	The name of the corporation is IGI Laboratories, Inc. (the “Corporation”).

SECOND:	The Amended and Restated Certificate of Incorporation of the Corporation, as amended to date, is hereby further amended by striking out the first paragraph of Article Fourth in its entirety and by substituting in lieu of the following:

“FOURTH. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 101,000,000 shares, consisting of 100,000,000 shares of Common Stock, $.001 par value per share (the “Common Stock”) and 1,000,000 shares of Preferred Stock, $0.01 par value per share (the “Preferred Stock”).”

THIRD:	The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

EXECUTED, effective as of this ___ day of May, 2015.

IGI LABORATORIES, INC.

By:
Jason Grenfell-Gardner
President and Chief Executive Officer

A-1

IGI LABORATORIES, INC.
ATTN: JUSTINE KOSTKA
105 LINCOLN AVE.
P.O. BOX 687
BUENA, NJ 08310

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

1. Election of Directors
Nominees

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

01 Jason Grenfell-Gardner 02 Narendra N. Borkar 03 Bhaskar Chaudhuri 04 Steven Koehler 05 James C. Gale
06 John Celentano

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

02 0000000000

0000244258_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Letter to Stockholders, Notice & Proxy Statement, Annual Report on Form 10-k is/are available at www.proxyvote.com .

IGI LABORATORIES, INC.
Annual Meeting of Stockholders
May 20, 2015 10:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Jason Grenfell-Gardner and Jenniffer Collins, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of IGI LABORATORIES, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of stockholder(s) to be held at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., 666 Third Avenue, New York, NY 10017 at 10:00 AM, EDT on May 20, 2015, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000244258_2 R1.0.0.51160